                                                                  Exhibit 10.8


                          [TEXTRON FINANCIAL LOGO]
                       Lending help beyond expectations.

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                   (Revolving Credit Loan and Floorplan Loan)

                                  Co-Borrowers

MTM Technologies, Inc.
(f/k/a Micros to Mainframes, Inc.)               Data.Com Results, Inc
614 Corporate Way                                70 Inwood Business Park
Valley Cottage, NY 10989                         Rocky Hill, CT 06067
Federal Tax I.D. #: 13-3354896                   Federal Tax I.D. #: 06-1452862

PTI Corporation.                                 MTM Advanced Technology, Inc.
614 Corporate Way                                245 Fifth Avenue
Valley Cottage, NY 10989                         New York, NY 10016
Federal Tax I.D. #: 13-4064001                   Federal Tax I.D. #: 13-3362447

                            Amount of Credit Facility

                                   $10,000,000

                                      Date

                                  May 21, 2004

================================================================================

                          TECHNOLOGY FINANCE DIVISION

================================================================================

                                TABLE OF CONTENTS

1. DEFINITIONS.................................................................1
      1.1  Defined Terms.......................................................1
      1.2  Other Terms.........................................................3

2. LOANS; INTEREST RATE AND OTHER CHARGES......................................1
      2.1  Total Facility .....................................................4
      2.2  Loans...............................................................4
      2.3  Reconciliation Payments.............................................4
      2.4. Floorplan Credit Line...............................................4
      2.5  Loan Account........................................................4
      2.6  Interest; Fees......................................................4
      2.7  Default Interest Rate...............................................4
      2.8  Examination Fees....................................................4
      2.9  Excess Interest.....................................................4
      2.10 Principal Payments; Proceeds of Collateral..........................5
      2.11 Application of Collateral...........................................6

3. COLLATERAL..................................................................6
      3.1  Security Interest in the Collateral.................................6
      3.2  Perfection and Protection of Security Interest......................6
      3.3  Preservation of Collateral..........................................6
      3.4  Insurance...........................................................6
      3.5  Collateral Reporting; Inventory.....................................6
      3.6  Receivables.........................................................7
      3.7  Equipment...........................................................7
      3.8  Other Liens; No Disposition of Collateral...........................7
      3.9  Collateral Security.................................................7

4. CONDITIONS OF CLOSING.......................................................7
      4.1  Initial Advance.....................................................7
      4.2  Subsequent Advances.................................................9

5. REPRESENTATIONS AND WARRANTIES..............................................9
      5.1  Due Organization....................................................9
      5.2  Other Names.........................................................9
      5.3  Due Authorization...................................................9
      5.4  Binding Obligation..................................................9
      5.5  Intangible Property.................................................9
      5.6  Capital.............................................................9
      5.7  Material Litigation.................................................9
      5.8  Title; Security Interests of TEXTRON................................9
      5.9  Restrictive Agreements; Labor Contracts.............................9
      5.10 Laws................................................................9
      5.11 Consents............................................................9
      5.12 Defaults............................................................9
      5.13 Financial Condition.................................................9
      5.14 ERISA...............................................................9
      5.15 Taxes..............................................................10
      5.16 Locations..........................................................10
      5.17 Business Relationships.............................................10
      5.18 Reaffirmations.....................................................10

6. COVENANTS..................................................................10

      Affirmative Covenants:..................................................10

      6.1  Taxes..............................................................10
      6.2  Notice of Litigation...............................................10
      6.3  ERISA..............................................................10
      6.4  Change in Location.................................................10
      6.5  Corporate Existence................................................10
      6.6  Labor Disputes.....................................................10
      6.7  Violations of Law..................................................10
      6.8  Defaults...........................................................10
      6.9  Capital Expenditures...............................................10
      6.10 Books and Records..................................................10
      6.11 Leases; Warehouse Agreements.......................................10
      6.12 Additional Documents...............................................10
      6.13 Financial Covenants................................................10
      6.14 Issuing of Credit Memoranda........................................10
      6.15 Other Covenants....................................................11

      Negative Covenants:.....................................................11
      6.16 Mergers............................................................11
      6.17 Loans..............................................................11
      6.18 Dividends..........................................................11
      6.19 Adverse Transactions...............................................11
      6.20 Indebtedness of Others.............................................11
      6.21 Repurchase.........................................................11
      6.22 Name...............................................................11
      6.23 Prepayment.........................................................11
      6.24 Capital Expenditure................................................11
      6.25 Indebtedness.......................................................11
      6.26 Affiliate Transactions.............................................11
      6.27 Nature of Business.................................................11
      6.28 Textron's Name.....................................................11
      6.29 Margin Security....................................................11

7. DEFAULT AND REMEDIES.......................................................11
      7.1  Events of Default..................................................11
      7.2  Remedies...........................................................12
      7.3  Standards for Determining Commercial Reasonableness................12

8. EXPENSES AND INDEMNITIES...................................................13
      8.1  Expenses...........................................................13
      8.2  Environmental Matters..............................................13

9. MISCELLANEOUS..............................................................14
      9.1  Examination of Records; Financial Reporting........................14
      9.2  Term; Termination..................................................14
      9.3  Recourse to Security; Certain Waivers..............................14
      9.4  No Waiver by Textron...............................................15
      9.5  Binding on Successor and Assigns...................................15
      9.6  Severability.......................................................15
      9.7  Amendments; Assignments............................................15
      9.8  Integration........................................................15
      9.9  Survival...........................................................15
      9.10 Evidence of Obligations............................................15
      9.11 Loan Requests......................................................15
      9.12 Notices............................................................15
      9.13 Brokerage Fees.....................................................15
      9.14 Disclosure.........................................................15
      9.15 Publicity..........................................................15
      9.16 Captions...........................................................15
      9.17 Injunctive Relief..................................................15
      9.18 Counterparts.......................................................15
      9.19 Construction.......................................................15
      9.20 Time of Essence....................................................15
      9.21 Limitation of Actions..............................................16
      9.22 Liability..........................................................16
      9.23 Notice of Breach by Textron........................................16
      9.24 Withholding and Other Tax Liabilities..............................16
      9.25 Power of Attorney..................................................16
      9.26 GOVERNING LAW; WAIVERS.............................................16
      9.27 MUTUAL WAIVER OF RIGHT TO JURY TRIAL...............................17

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (collectively with the Schedule to Amended and Restated Loan and Security Agreement (the "Schedule") attached hereto, the "Agreement") dated the date set forth on the cover page, is entered into by and between the borrowers named above (jointly and severally, the "Borrower"), each of whose address is set forth on the cover page, and Textron Financial Corporation ("TEXTRON"), whose address is 1180 Welsh Road Suite 280 North Wales, PA 19454. This Agreement amends and restates in its entirety the Loan and Security Agreement dated January 17, 2002 by and between the Borrower and TEXTRON (the "Original Agreement").

1. DEFINITIONS.

1.1 Defined Terms. In addition to terms defined elsewhere in this Agreement, the following terms have the definitions set forth below:

"ADA" has the meaning set forth in Section 4.1(r).

"Affiliate" means any Person controlling, controlled by or under common control with Borrower. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of any Person, whether through ownership of common or preferred stock or other equity interests, by contract or otherwise. Without limiting the generality of the foregoing, each of the following shall be an
Affiliate: any officer, director, employee or other agent of Borrower, any shareholder or subsidiary of Borrower, and any other Person with whom or which Borrower has common shareholders, officers or directors.

"Business Day" means any day on which commercial banks in both North Wales, Pennsylvania and Providence, Rhode Island are open for business.

"Capital Expenditures" means all expenditures made and liabilities incurred for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one year and including, without limitation, those arising in connection with Capital Leases.

"Capital Lease" means any lease of property by Borrower that, in accordance with GAAP, should be capitalized for financial reporting purposes and reflected as a liability on the balance sheet of Borrower.

"Closing Date" has the meaning set forth in Section 4.1.

"Code" means the Uniform Commercial Code as adopted and in effect in the State of Rhode Island from time to time.

"Collateral" has the meaning set forth in Section 3.1.

"Current Assets" at any date means the amount at which the current assets of Borrower would be shown on a balance sheet of Borrower as at such date, prepared in accordance with GAAP, provided that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

"Current Liabilities" at any date means the amount at which the current liabilities of Borrower would be shown on a balance sheet of Borrower, including the Revolving Loans as at such date, prepared in accordance with GAAP.

"Deposit Accounts" has the meaning as defined in Article 9 of the Code.

"Due Date" has the meaning set forth in Section 2.10.

"Earnings Before Interest and Taxes" for any fiscal period of Borrower means the net income of Borrower for such fiscal period, plus interest expense and provision for income taxes for such fiscal period, and minus non-recurring miscellaneous income and expenses, all calculated in accordance with GAAP.

"Environmental Costs" has the meaning set forth in Section 8.2.2(c).

"Equipment" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

"ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

"ERISA Affiliate" means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA
Section 4001(b)(1), or IRC Section 414.

"Event of Default" means any of the events set forth in Section 7.1.

"TEXTRON Affiliate" has the meaning set forth in Section 9.22.

"Floorplanned Inventory" means all Inventory from such manufacturer or vendors acceptable to TEXTRON from time to time, financed by TEXTRON pursuant to Section 2.4.

"Floorplan Collateral Coverage Reconciliation" has the meaning set forth in
Section 2.3.

"Floorplan Credit Line" has the meaning set forth in Section 2.4.

"Floorplan Loans" has the meaning set forth in the Schedule.

"GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for the financial covenants set forth in this Agreement, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

"General Intangibles" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against TEXTRON, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability,


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Loan and Security Agreement                                         page 1 of 32

[TEXTRON FINANCIAL LOGO]
Lending help beyond expectations.

property and other insurance)tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by an account debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

"Hazardous Substances" has the meaning set forth in Section 8.2.1(b).

"Indebtedness" means all of Borrower's present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred, acquired, owing or arising, whether under written or oral agreement, operation of law or otherwise, and includes, without limiting the foregoing (i) the Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable therefor, (iii) obligations and liabilities created or arising under any lease (including Capital Leases) or conditional sales contract or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (iv) all unfunded pension fund obligations and liabilities and (v) deferred taxes.

"Inventory" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all documents of title or other documents representing them.

"Investment Property" means all of Borrower's right, title and interest in and to investment property of every kind, nature or description, wherever located, whether now owned or hereafter acquired by Borrower, including, without limitation, investment property as defined in Article 9 of the Code, all of Borrower's other securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, and commodity accounts, and all present and future rights of exchange, subscription or substitution incident to or arising from any of the foregoing, and all present and future rights and interest in and to dividends or distriibutions of any kind, profits, losses, or capital accounts incident to or arising from any of the foregoing.

"IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

"Loan" or Loans" has the meaning set forth in Section 2.2.

"Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower and payable to TEXTRON, and any other agreement entered into in connection with this Agreement, including, without limitation, any guaranty or surety agreements executed by any guarantors, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

"Loan Party" means Borrower and each other party (other than TEXTRON, but including each Guarantor and Subordinating Creditor, if any) to any of the Loan Documents.

"Loan Reserves" means, as of any date of determination, such amounts as TEXTRON may from time to time establish and revise in good faith reducing the amount of Revolving Credit Loans which would otherwise be available to Borrower under the lending formula(s) provided in the Schedule: (a) to reflect events, conditions, contingencies or risks which, as determined by TEXTRON in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Guarantor or (iii) the security interests and other rights of TEXTRON in the Collateral (including the enforceability, perfection and priority thereof) or
(b) to reflect TEXTRON's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to TEXTRON is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which TEXTRON determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default."

"Loan Year" means each twelve month period commencing on the Closing Date.

"Maximum Interest Rate" has the meaning set forth in Section 2.9.

"Multiemployer Plan" means a "multiemployer plan" as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f) which covers employees of Borrower or any ERISA Affiliate.

"Obligations" means all present and future loans, advances, debts, liabilities, obligations, covenants, duties and indebtedness at any time owing by Borrower to TEXTRON, whether evidenced by this Agreement, any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by TEXTRON in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, examination fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, anniversary fees, Termination Fees, and any other sums chargeable to Borrower hereunder or under any other agreement with TEXTRON.

"Overloan" has the meaning set forth in Section 2.3.

"PBGC" means the Pension Benefit Guarantee Corporation.

"Pequot Purchase Agreement" means the Purchase Agreement, dated January 29,2004, by and among Micros-to-Mainframes, Inc., Pequot Private Equity Fund III, L.P. and Pequot Offshore Private Equity Partners III, L.P.

"Permitted Discretion" means TEXTRON's judgment exercised in good faith based upon its consideration of any factor which TEXTRON believes in good faith: (i) will or could adversely affect the value of any Collateral, the enforceability or priority of TEXTRON's liens thereon or the amount which TEXTRON would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to TEXTRON by any Person on behalf of Borrower is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving Borrower, any Loan Party or any of the Collateral, or (iv) creates or reasonably could be expected to create an Event of Default. In exercising such judgment, TEXTRON may consider such factors already included in or tested by the definition of Eligible Receivables or Eligible Inventory, as well as any of the


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Loan and Security Agreement                                         page 2 of 32

[TEXTRON FINANCIAL LOGO]
Lending help beyond expectations.




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following: (i) the financial and business climate of Borrower's industry and general macroeconomic conditions, (ii) changes in collection history and dilution with respect to the Receivables, (iii) changes in demand for, and pricing of, Inventory, (iv) changes in any concentration of risk with respect to Receivables and/or Inventory, and (v) any other factors that change the credit risk of lending to Borrower on the security of the Receivables and Inventory. The burden of establishing lack of good faith hereunder shall be on Borrower.

"Permitted Encumbrance" means each of the liens, mortgages and other security interests set forth in the Schedule.

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, government, or any agency or political division thereof, or any other entity.

"Plan" means any plan described in ERISA Section 3(2) maintained for employees of Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

"Prepared Financials" means the balance sheets of Borrower as of the date set forth in the Schedule, and as of each subsequent date on which audited balance sheets are delivered to TEXTRON from time to time hereunder, and the related statements of operations, changes in stockholder's equity and changes in cash flow for the periods ended on such dates.

"Prohibited Transaction" means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c)(2) of the IRC.

"Property" has the meaning set forth in Section 8.2.1(c).

"Receivables" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), proceeds of any letters of credit naming Borrower as beneficiary, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, whether secured or unsecured, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid manufacturer or vendor, lienor or secured party.

"Reportable Event" means a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4068(f) of ERISA.

"Revolver Overloan" has the meaning set forth in Section 2.3.

"Revolving Credit Loans" has the meaning set forth in the Schedule.

"Revolving Loans Borrowing Base" has the meaning set forth in the Schedule.

"RMA Credits" means credit memoranda for return merchandise authorizations issued by manufacturer or vendors of Floorplanned Inventory which are within forty-five (45) days of their issuance date.

"Schedule" has the meaning set forth in the Preamble.

"Subordinated Debt" means liabilities of Borrower for which the repayment is subordinated to the payment and performance of the Obligations, pursuant to a subordination acceptable to TEXTRON in its Permitted Discretion.

"Tangible Capital Funds" at any date means Tangible Net Worth plus Subordinated Debt.

"Tangible Net Worth" at any time means an amount equal to, (i) the sum of the amounts at which Borrower's cash, Receivables, Inventory (calculated at the lower of cost or market and determined on a first-in, first-out basis) and net fixed assets would be shown on a balance sheet of Borrower at such date prepared in accordance with GAAP, provided that amounts due from Affiliates shall be excluded therefrom, minus (ii) Total Indebtedness of Borrower at such date.

"Term" has the meaning set forth in Section 9.2(a).

"Termination Fee" has the meaning set forth in Section 9.2(d).

"Total Facility" has the meaning set forth in Section 2.1.

"Trademarks, Copyrights, Licenses and Patents" means all of Borrower's right, title and interest in and to, whether now owned or hereafter acquired: (i) trademarks, trademark registrations, trade names, trade name registrations, Internet domain names, Internet domain name registrations, and trademark,. trade name or Internet domain name applications, including without limitation those listed on the Schedule, as the same may be amended from time to time, and (a) renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, (d) all rights corresponding thereto throughout the world, and (e) the goodwill of the business operated by Borrower connected with and symbolized by any trademarks or trade names; (ii) copyrights, copyright registrations and copyright applications, including without limitation those listed in the Schedule, as the same may be amended from time to time, and (a) renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world; (iii) license agreements, including without limitation those listed in the Schedule, and the right to prepare for sale, sell and advertise for sale any Inventory now or hereafter owned by Borrower and now or hereafter covered by such licenses; and (iv) patents and patent applications, registered or pending, including without limitation those listed in the Schedule, together with all income, royalties, shop rights, damages and payments thereto, the right to sue for infringements thereof, and all rights thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

"Valid Price Protection" means any credit memorandum issued by any manufacturer or vendor of Floorplanned Inventory to reimburse Borrower for a decrease in the value of Borrower's Floorplanned Inventory supplied by such manufacturer or vendor caused by such manufacturer or vendor's reduction of the purchase price from the manufacturer or vendor of such Floorplanned Inventory.

1.2 Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance GAAP. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

2. LOANS; INTEREST RATE AND OTHER CHARGES.


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[TEXTRON FINANCIAL LOGO]
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

2.1 Total Facility. Upon the terms and conditions set forth herein and provided that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, may have occurred and be continuing, TEXTRON may, upon Borrower's request, make advances to Borrower from time to time in an aggregate outstanding principal amount not to exceed the Total Facility amount (the "Total Facility") set forth in the Schedule, subject to deduction of reserves for accrued interest and such other reserves as TEXTRON deems proper from time to time, and less amounts TEXTRON may be obligated to pay in the future on behalf of Borrower. The Schedule is an integral part of this Agreement and all references to "herein", "herewith" and words of similar import shall for all purposes be deemed to include the Schedule.

2.2 Loans. Advances under the Total Facility (each, a "Loan" and collectively, "Loans") shall be comprised of the amounts and at the advance rates shown in the Schedule. TEXTRON may, in its Permitted Discretion, adjust the advance rates set forth in the Schedule.

2.3 Reconciliation Payments. If at any time (i) the outstanding principal amount of Loans plus approvals given to a manufacturer or vendor of Floorplaned Inventory exceeds any of the applicable dollar or percentage limitations contained in the Schedule any such excess "Overloan", then Borrower shall, upon TEXTRON's demand, immediately pay to TEXTRON, in cash, the full amount of such Overloan Without limiting Borrower's obligation to repay to TEXTRON on demand any such amount of any Overloan, Borrower shall pay TEXTRON interest on the outstanding principal amount of any Overloan on demand, at the rate set forth in the Schedule.

2.4. Floorplan Credit Line. At the request of Borrower and as part of the Total Facility, TEXTRON may, in its Permitted Discretion, make Floorplan Loans to or for the account of Borrower for the purpose of financing Floorplanned Inventory proposed by Borrower to be financed pursuant to this Section 2.4 (the "Floorplan Credit Line"). At no time shall the sum of Borrower's Obligations to TEXTRON in respect of the Floorplan Credit Line exceed the amount specified in the Schedule. Upon receipt by TEXTRON of an invoice for Floorplanned Inventory from Borrower or the manufacturer or vendor of such Floorplanned Inventory, which invoice is acceptable to TEXTRON in its Permitted Discretion, TEXTRON shall, if it elects to finance such Floorplanned Inventory, make a Floorplan Loan to Borrower in an amount not to exceed (subject to the other limitations set forth in this Agreement) the cost, as reflected on the manufacturer's or vendor's invoice, of such Floorplanned Inventory, including freight. TEXTRON may, in its Permitted Discretion, refuse to make a Floorplan Loan against any invoice. If TEXTRON elects to make a Floorplan Loan, TEXTRON may disburse the proceeds of such Floorplan Loan, less the amount of any discount agreed to between TEXTRON and the manufacturer or vendor of the Floorplanned Inventory, directly to such manufacturer or vendor on Borrower's behalf in accordance with the payment arrangement then in effect between TEXTRON and such manufacturer or vendor. TEXTRON will charge Borrower's loan account for the full amount of the Floorplan Loan without regard to any discount that TEXTRON may be entitled to receive pursuant to any payment arrangement referred to in the immediately preceding sentence. The Floorplan Credit Line is an uncommitted line of credit, may be terminated in whole or in part by TEXTRON, in its Permitted Discretion, at any time (provided that, if no Event of Default has occurred, TEXTRON shall give sixty (60) days notice prior to termination) and, upon such termination, no further Floorplan Loans shall be available from TEXTRON.

2.5 Loan Account. All advances made hereunder shall be added to and deemed part of the Obligations when made. TEXTRON may from time to time charge all Obligations of Borrower when due to Borrower's loan account with TEXTRON.

2.6 Interest; Fees.

(a) Revolving Credit Line. Borrower shall pay TEXTRON interest on the daily outstanding balance of the Revolving Credit Loans, at the per annum rates set forth in the Schedule and the Secured Revolving Credit Note, as applicable. Borrower shall also pay TEXTRON the fees set forth in the Schedule.

(b) Floorplan Credit Line. Borrower shall pay TEXTRON interest on the daily outstanding balance of the Floorplan Loans at the per annum rates set forth in the Schedule. If Borrower fails to make any payment to TEXTRON when due with respect to the Floorplan Credit Line, Borrower shall pay TEXTRON interest on the daily amount past due at the applicable per annum rate set forth in the Schedule. In addition, in the event that TEXTRON elects to make advances under the Floorplan Credit Line which are not subject to a discount pursuant to an arrangement between Textron and the manufacturer or vendor, such advances will bear interest from the invoice date until the due date at the applicable rate set forth in the Schedule. All such interest shall be payable upon demand of TEXTRON.

2.7 Default Interest Rate. Upon the occurrence and during the continuation of an Event of Default, Borrower shall pay TEXTRON interest on the daily outstanding balance of the Revolving Credit Loans at the Default Interest Rate on Revolving Credit Loans set forth in the Schedule. All such default interest shall be payable upon demand of TEXTRON.

2.8 Examination Fees. Borrower agrees to pay to TEXTRON an examination fee in the amount set forth in the Schedule in connection with each audit or examination of Borrower performed by TEXTRON prior to or after the date hereof. Without limiting the generality of the foregoing, Borrower shall pay to TEXTRON an initial Examination Fee in an amount equal to the amount set forth on the Schedule. Such initial Examination Fee shall be deemed fully earned at the time of payment and due and payable upon the closing of this transaction, and shall be deducted from any good faith deposit paid by Borrower to TEXTRON prior to the date of this Agreement.

2.9 Excess Interest. The contracted for rate of interest of the loan contemplated hereby, without limitation, shall consist of the following: (i) the interest rate set forth in the Schedule, calculated and applied to the principal balance of the Obligations in accordance with the provisions of this Agreement;
(ii) interest after an Event of Default, calculated and applied to the amount of the Obligations in accordance with the provisions hereof; and (iii) all Additional Sums (as herein defined), if any. Borrower agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements. The Examination Fees, attorneys fees, expert witness fees, L/C Fees, Collateral Monitoring Fees, Closing Fees, Facility Fees, other charges, goods, things in action or any other sums or things of value paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to this Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.


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Loan and Security Agreement                                         page 4 of 32

[TEXTRON FINANCIAL LOGO]
Lending help beyond expectations.

It is the intent of the parties to comply with the usury laws of the State of Rhode Island (the "Applicable Usury Law"). Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Agreement or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law (the "Maximum Interest Rate"). In the event (a) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the loan evidenced hereby, (b) the maturity of the Obligations is accelerated in whole or in part, or (c) all or part of the Obligations shall be prepaid, so that under any of such circumstances the amount of interest contracted for, shared or received in connection with the loan evidenced hereby, would exceed the Maximum Interest Rate, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower nor any other person or entity now or hereafter liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Interest Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Obligations or refunded to Borrower, at TEXTRON's option, and (4) the effective rate of interest shall be automatically reduced to the Maximum Interest Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Interest Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the Maximum Interest Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to TEXTRON from time to time, if and when the effective interest rate on the loan otherwise falls below the Maximum Interest Rate, to the extent that interest paid to the date of calculation does not exceed the Maximum Interest Rate, until the entire amount of interest which would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the Maximum Interest Rate be increased at any time hereafter because of a change in the Applicable Usury Law, then to the extent not prohibited by the Applicable Usury Law, such increases, if applicable, shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the Maximum Interest Rate be decreased because of a change in the Applicable Usury Law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

2.10 Principal Payments; Proceeds of Collateral.

(a) Principal Payments. Except where evidenced by notes or other instruments issued or made by Borrower to TEXTRON specifically containing payment provisions which are in conflict with this Section 2.10(a) (in which event the conflicting provisions of said notes or other instruments shall govern and control), that portion of the Obligations consisting of principal payable on account of Revolving Credit Loans and Floorplan Loans shall be payable by Borrower to TEXTRON immediately upon the earliest of (i) the receipt by TEXTRON or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which TEXTRON elects to accelerate the maturity and payment of such loans, (iii) any termination of this Agreement pursuant to Section 9.2, or (iv) in the case of any Floorplan Loan, the date that is the number of days set forth in Exhibit A to this Agreement after the invoice date for the Floorplanned Inventory purchased with the proceeds of such Floorplan Loan, which number of days are specified opposite the name of the manufacturer or vendor of such Floorplanned Inventory in such Exhibit A (each, a "Due Date") (and TEXTRON shall have the right, in its Permitted Discretion, to amend or supplement such Exhibit A in whole or in part by delivery from time to time of a new such Exhibit A to Borrower), provided, however, that any Overloan shall be payable on demand pursuant to the provisions of Section 2.3. Provided that there is sufficient Eligible Inventory, as determined by TEXTRON in its Permitted Discretion, to cover a specific invoice, Borrower and TEXTRON may agree to extend the due date of such specific invoice, on such terms and conditions as are established by TEXTRON in its Permitted Discretion, and consented to by Borrower.

(b) Collections. Until TEXTRON notifies Borrower to the contrary, Borrower shall make collection of all Receivables for TEXTRON by directing all account debtors and other third parties to remit all payments owing to Borrower to the lockbox established in connection with the Blocked Account. In the event Borrower shall nevertheless directly receive any payments or other financial proceeds of any Collateral, Borrower shall receive all payments as trustee of TEXTRON and immediately deliver all payments to TEXTRON in their original form as set forth below, duly endorsed in blank or cause the same to be deposited into a Blocked Account Dominion Account.

(c) Establishment of a Lockbox Account or Dominion Account. Unless Borrower shall be otherwise directed by TEXTRON in writing, Borrower shall cause all proceeds of Collateral to be deposited into a lockbox account, or such other "blocked account" as TEXTRON may require (each, a "Blocked Account") pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to TEXTRON which proceeds, unless otherwise provided herein, shall be applied in payment of the Obligations in such order as TEXTRON determines in its Permitted Discretion. Borrower shall issue to any such bank an irrevocable letter of instruction directing said bank to transfer such funds so deposited to TEXTRON, either to any account maintained by TEXTRON at said bank or by wire transfer to appropriate account(s) of TEXTRON. All funds deposited in a Blocked Account shall immediately become the sole property of TEXTRON and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. TEXTRON assumes no responsibility for any Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, TEXTRON may establish depository accounts in the name of TEXTRON at a bank or banks for the deposit of such funds (each, a "Dominion Account") and Borrower shall deposit all proceeds of Receivables and all cash proceeds of any Collateral or cause same to be deposited, in kind, in such Dominion Accounts of TEXTRON in lieu of depositing same to Blocked Accounts, and, unless otherwise provided herein, all such funds shall be applied by TEXTRON to the Obligations in such order as TEXTRON determines in its Permitted Discretion.

(d) Payments Without Deductions. Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

(e) Collection Days Upon Repayment. Each payment by Borrower at any time hereafter shall be credited (conditioned upon final collection) to Borrower's loan account within the number of days referenced in the Schedule after TEXTRON's receipt thereof.

(f) Monthly Accountings. TEXTRON shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and TEXTRON and an account stated (except for reverses and reapplications of payments made and


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[TEXTRON FINANCIAL LOGO]
Lending help beyond expectations.

corrections of errors discovered by TEXTRON), unless Borrower notifies TEXTRON in writing to the contrary within forty five (45) days after each account is rendered, describing the nature of any alleged errors or omissions.

(g) Collections and Administration. TEXTRON may, at any time, whether or not an Event of Default has occurred, without notice to or assent of Borrower, (i) notify any account debtor of the fact that the accounts and other Collateral have been assigned to TEXTRON by Borrower and that payment thereof is to be made to the order of and directly to TEXTRON, and (ii) after the occurrence of an Event of Default, or an event which, with the giving of notice, passage of time, or both, would become an Event of Default, demand, collect or enforce payment of any accounts or such other Collateral, but without any duty to do so, and TEXTRON shall not be liable for any failure to collect or enforce payment thereof. At TEXTRON's request, all invoices, or bills and statements sent to any account debtor, other obligor or bailee, shall state that the accounts and such Collateral shall have been assigned to TEXTRON and are payable directly and only to TEXTRON. TEXTRON shall have the right, at any time, in TEXTRON's name or in the name of a nominee of TEXTRON, to verify the validity, amount or any other matter relating to the accounts or the other Collateral, by mail, telephone or otherwise.

2.11 Application of Collateral. TEXTRON shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations, and such application or re-application can be in any order or manner that TEXTRON deems necessary and appropriate in its Permitted Discretion. To the extent that Borrower makes a payment or TEXTRON receives any payment or proceeds of the Collateral for Borrower's benefit which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by TEXTRON, and TEXTRON may adjust the balance of the Loan as TEXTRON, in its Permitted Discretion, deems appropriate under the circumstances.

3. COLLATERAL.

3.1 Security Interest in the Collateral. To secure the payment and performance of the Obligations when due, Borrower hereby grants to TEXTRON, and reaffirms and confirms Borrower's granting to TEXTRON under the Original Agreement of,(i) a continuing first priority security interest (subject only to Permitted Encumbrances) in all of Borrower's now owned or hereafter acquired or arising Inventory, Equipment, Receivables, life insurance policies, Trademarks, Copyrights, Licenses and Patents, Investment Property, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, money, any and all property now or at any time hereafter in TEXTRON's possession (including claims and credit balances), any amounts owed to mutual customers of Borrower and TEXTRON which are floorplanned by TEXTRON, and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records related to any of the foregoing and (ii) assigns, transfers and sets over to TEXTRON all of its right, title and interest, powers, privileges and other benefits of all leases, rental agreements and related documents entered into by Borrower with respect to any Equipment leased by Borrower together with all income, proceeds and other benefits thereof (all of the foregoing, together with all other property in which TEXTRON may be granted a lien or security interest, is referred to herein, collectively, as the "Collateral"). Nothing contained herein shall be construed to limit or in any way affect the continuing nature of the security interest granted to TEXTRON under the Original Agreement, as reaffirmed and confirmed hereby, which interest has been in full force and effect since the date of the Original Agreement.

3.2 Perfection and Protection of Security Interest. Borrower shall, at its expense, take all actions reasonably requested by TEXTRON at any time to perfect, maintain, protect and enforce TEXTTRON's security interest and other rights in the Collateral and the priority thereof from time to time, including, without limitation, (i) executing and filing financing or continuation statements and amendments thereof and executing and delivering such documents and titles in connection with motor vehicles as TEXTRON shall require, all in form and substance satisfactory to TEXTRON, (ii) maintaining a perpetual inventory and complete and accurate Inventory stock records, (iii) delivering to TEXTRON warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, and transferring Inventory to warehouses designated by TEXTRON, (iv) placing notations on Borrower's books of account to disclose TEXTRON's security interest therein, and
(v) delivering to TEXTRON all letters of credit on which Borrower is named beneficiary. TEXTRON may file, without Borrower's signature, one or more financing statements disclosing TEXTRON's security interest under this Agreement. Borrower agrees that a carbon, photographic, photostat or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors, Borrower shall notify such Person of TEXTRON's security interest in such Collateral and, upon TEXTRON's request, instruct them to hold all such Collateral for TEXTRON's account subject to TEXTRON's instructions. From time to time, Borrower shall, upon TEXTRON's request, execute and deliver confirmatory written instruments pledging the Collateral to TEXTRON, but Borrower's failure to do so shall not affect or limit TEXTRON's security interest or other rights in and to the Collateral. Until the Obligations have been fully satisfied and TEXTRON's obligation to make further advances hereunder has terminated, TEXTRON's security interest in the Collateral shall continue in full force and effect.

3.3 Preservation of Collateral. TEXTRON may, in its Permitted Discretion, at any time discharge any lien or encumbrance on the Collateral or bond the same, pay any insurance, maintain guards, pay any service bureau, obtain any record or take any other action to preserve the Collateral and charge the cost thereof to Borrower's loan account as an Obligation.

3.4 Insurance. Borrower will maintain and deliver evidence to TEXTRON of such insurance consistent with the Schedule and otherwise as is required by TEXTRON, written by insurers, in amounts, and with Lender's loss payee, additional insured and other endorsements, satisfactory to TEXTRON. All premiums shall be paid by Borrower as and when due. Accurate and complete copies of all policies shall be delivered by Borrower to TEXTRON. If Borrower fails to comply with this section, TEXTRON may (but shall not be required to) procure such insurance at Borrower's expense and charge the cost thereof to Borrower's loan account as an Obligation.

3.5 Collateral Reporting.

(a) Invoices. Borrower shall not re-date any invoice or sale from the original date thereof or make sales on extended terms beyond those customary in Borrower's industry, or otherwise extend or modify the term of any Receivable. Borrower shall deliver a copy of any invoice requested by TEXTRON. Each copy of an invoice delivered to TEXTRON by Borrower will be a genuine copy of the original invoice sent to the account debtor named therein; and with respect to any invoice or accounts receivable aging report delivered to TEXTRON, all goods


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[TEXTRON FINANCIAL LOGO]
Lending help beyond expectations.

described in each invoice will have been delivered to the account debtor and all services of Borrower described in each invoice will have been performed.

(b) Instruments. If any Receivable is or becomes evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, Borrower shall immediately deliver such instrument to TEXTRON appropriately endorsed to TEXTRON and, regardless of the form of any presentment, demand, notice of dishonor, protest or notice of protest with respect thereto, Borrower shall remain liable thereon until such instrument is paid in full.

(c) Physical Inventory. Borrower shall maintain its computerized perpetual inventory system and shall conduct a physical count of the Inventory at such intervals as TEXTRON requests and promptly supply TEXTRON with a copy of such accounts accompanied by a report of the quantity and value (calculated at the lower of cost or market value on a first in, first out basis) of the Inventory and such additional information with respect to the Inventory as TEXTRON may request from time to time.

(d) Returns. For so long as no Event of Default has occurred and is continuing and subject to the provisions of Section 3.6(b), if any account debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and may issue a credit memorandum to the account debtor in the appropriate amount. In the event any account debtor returns Inventory to Borrower after the occurrence of any Event of Default, Borrower shall (i) hold the returned Inventory in trust for TEXTRON, (ii) segregate all returned Inventory from all of Borrower's other property, (iii) conspicuously label the returned Inventory as TEXTRON's property, (iv) immediately notify TEXTRON of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on TEXTRON's request deliver such returned Inventory to TEXTRON, and (v) not dispose of, or issue any credits or allowances with respect to, any returned Inventory without TEXTRON's prior written consent.

e) Consignments. Borrower shall not consign any Inventory.

3.6 Receivables.

(a) Eligibility. (i) Borrower represents and warrants that each Receivable covers and shall cover a bona fide sale or lease and delivery by it of goods or the rendition by it of services in the ordinary course of its business, and shall be for a liquidated amount and shall not be subject to any offset, deduction, counterclaim, rights of return or cancellation (except for nominal amounts of non-working and non-conforming goods), lien (except for TEXTRON's security interest and Permitted Encumbrances) or other condition. If any representation or warranty herein is breached as to any Receivable or any Receivable ceases to be an Eligible Receivable for any reason other than payment thereof, then TEXTRON may, in addition to its other rights hereunder, designate any and all Receivables owing by that account debtor as not Eligible Receivables; provided, that TEXTRON shall in any such event retain its security interest in all Receivables, whether or not Eligible Receivables, until the Obligations have been fully satisfied and TEXTRON's obligation to provide loans hereunder has terminated. If Borrower becomes aware of any matter affecting any Receivable, including information affecting the credit of the account debtor thereon, Borrower shall promptly notify TEXTRON in writing.

(ii) TEXTRON at any time shall be entitled to (i) establish and increase or decrease reserves against Eligible Receivables and Eligible Inventory, (ii) reduce the advance rates in the Schedule or restore such advance rates to any level equal to or below the advance rates set forth in the Schedule or (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of "Eligible Receivables" and "Eligible Inventory," in the exercise of its Permitted Discretion. TEXTRON may but shall not be required to rely on the schedules and/or reports delivered to TEXTRON in connection herewith in determining the then eligibility of Receivables and Inventory. Reliance thereon by TEXTRON from time to time shall not be deemed to limit the right of TEXTRON to revise advance rates or standards of eligibility as provided above.

(b) Disputes. Borrower shall notify TEXTRON promptly of all disputes or claims and settle or adjust such disputes or claims at no expense to TEXTRON, but no discount, credit or allowance shall be granted to any account debtor and no returns of merchandise shall be accepted by Borrower without TEXTRON's consent, except for discounts, credits and allowances made or given in the ordinary course of Borrower's business. Borrower shall send TEXTRON a copy of each credit memorandum in excess of the amount provided in the Schedule as soon as issued or as soon as known by Borrower. TEXTRON may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with account debtors for amounts and upon terms which TEXTRON considers advisable in its reasonable credit judgment and, in all cases, TEXTRON shall credit Borrower's loan account with only the net amounts received by TEXTRON in payment of any Receivables.

3.7 Equipment. Borrower shall keep and maintain the Equipment in good operating condition and repair and make all necessary replacements thereto to maintain and preserve the value and operating efficiency thereof at all times consistent with Borrower's past practice, ordinary wear and tear excepted. Borrower shall not permit any item of Equipment to become a fixture (other than a trade fixture) to real estate or an accession to other property.

3.8 Other Liens; No Disposition of Collateral. Borrower represents, warrants and covenants that except for TEXTRON's security interest, Permitted Encumbrances, and such other liens, claims and encumbrances as may be permitted by TEXTRON in its Permitted Discretion from time to time in writing, (a) all Collateral is and shall continue to be owned by it free and clear of all liens, claims and encumbrances whatsoever and (b) Borrower shall not, without TEXTRON's prior written approval, sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Collateral or all or any substantial part of any of its other assets (or any interest of Borrower therein), except for the sale of Inventory in the ordinary course of Borrower's business, Equipment which is obsolete and non-material assets other than Receivables and Inventory. In the event TEXTRON gives any such prior written approval with respect to any such sale of Collateral, the same may be conditioned on the sale price being equal to, or greater than, an amount acceptable to TEXTRON. The proceeds of any such sales shall be remitted to TEXTRON pursuant to this Agreement for application to the Obligations.

3.9 Collateral Security. The Obligations shall constitute one loan secured by the Collateral. TEXTRON may, in its Permitted Discretion, (i) exchange, enforce, waive or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as it may determine, and (iii) settle, compromise, collect or otherwise liquidate any Collateral in any manner without affecting its right to take any other action with respect to any other Collateral.

4. CONDITIONS OF CLOSING.

4.1 Initial Advance. Prior to the date hereof, TEXTRON from time to time made advances to Borrower under the Original Agreement. The obligation of TEXTRON to make the additional advances hereunder is subject to the fulfillment, to the satisfaction of TEXTRON and its


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Loan and Security Agreement                                         page 7 of 32

[TEXTRON FINANCIAL LOGO]
Lending help beyond expectations.

counsel, of each of the following conditions and any additional conditions specified in the Schedule on or prior to the date set forth on the Schedule (the date of fulfillment of all such conditions, the "Closing Date"):

(a) Loan Documents. TEXTRON shall have received each of the following Loan
Documents: (i) the Agreement fully and properly executed by Borrower; (ii) promissory notes in such amounts and on such terms and conditions as TEXTRON shall specify, executed by Borrower; (iii) such security agreements, intellectual property assignments, guaranty agreements, pledge agreements, mortgages and deeds of trust as TEXTRON may require with respect to this Agreement, executed by each of the parties thereto and, if applicable, duly acknowledged for recording or filing in the appropriate governmental offices;
(iv) such other documents, instruments and agreements in connection herewith as TEXTRON shall require, executed, certified and/or acknowledged by such parties as TEXTRON shall designate;

(b) Terminations by Existing Lender. Except for Permitted Encumberences, Borrower's existing lender(s), if any, shall have executed and delivered UCC termination statements and other documentation evidencing the termination of its liens and security interests in the assets of Borrower or a subordination agreement in form and substance satisfactory to TEXTRON in its Permitted Discretion; and TEXTRONshall have approved in its Permitted Discretion any outstanding payoff arrangements with the foregoing creditors;

(c) Charter and Other Corporate Documents. TEXTRON shall have received copies of
(i) Borrower's Bylaws and Articles or Certificate of Incorporation, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower; and (ii) Borrower's registrations of fictitious names, trademarks, tradenames and Internet domain names.

(d) Good Standing. TEXTRON shall have received a certificate of status with respect to Borrower, and each other Loan Party, dated within thirty (30) days prior to the Closing Date, by the Secretary of State or other similar official of the state of incorporation or organization of Borrower or such Loan Party, which certificate shall indicate that Borrower or such Loan Party is in good standing in such state;

(e) Foreign Qualification. TEXTRON shall have received certificates of status with respect to Borrower and each other Loan Party, each dated within ten (10) days prior to the Closing Date, issued by the Secretary of State or other similar official of each state in which such party's failure to be duly qualified or licensed would have a material adverse effect on its financial condition or assets, indicating that such party is in good standing;

(f) Authorizing Resolutions and Incumbency. TEXTRON shall have received (i) a copy of resolutions of Borrower's Board of Directors authorizing the execution and delivery of this Agreement and the other Loan Documents, (ii) a copy of resolutions of each other Loan Party's Board of Directors authorizing the execution and delivery of the Loan Documents to which such Loan Party is a party, and authorizing specific officers of such Loan Party to execute same, and
(iii) a certificate from the Secretary of Borrower and each other Loan Party attesting to (A) the adoption of the such resolutions, and (B) the authenticity of original specimen signatures of such officers;

(g) Insurance. TEXTRON shall have received the insurance certificates and certified copies of policies required by Section 3.4 hereof, in form and substance satisfactory to TEXTRON and its counsel, together with an additional insured endorsement in favor of TEXTRON with respect to all liability policies and a lender's loss payable endorsement in favor of TEXTRON with respect to all casualty and business interruption policies, each in form and substance acceptable to TEXTRON and its counsel;

(h) Title Insurance. TEXTRON shall have received binding commitments to issue title insurance, in form and substance satisfactory to TEXTRON and its counsel, with respect to any real property that constitutes part of the Collateral;

(i) Searches; Certificates of Title. TEXTRON shall have received searches reflecting the filing of its financing statements and fixture filings in such jurisdictions as it shall determine, and shall have received certificates of title with respect to the Collateral which shall have been duly executed in a manner sufficient to perfect all of the security interests granted to TEXTRON;

(j) Landlord, Baileee and Mortgagee Waivers. TEXTRON shall have received landlord, bailee and/or mortgagee waivers from the lessors, bailors and/or mortgagees of all locations where any Collateral is located;

(k) Fees. Borrower shall have paid all fees payable by it on the Closing Date pursuant to this Agreement;

(l) Opinion of Counsel. TEXTRON shall have received an opinion of Borrower's counsel covering such matters as TEXTRON shall determine in its Permitted Discretion;

(m) Officer Certificate. TEXTRON shall have received a certificate of the President and the Chief Financial Officer or similar official of Borrower, attesting to the accuracy of each of the representations and warranties of Borrower set forth in this Agreement and the fulfillment of all conditions precedent to the initial advance hereunder;

(n) Solvency Certificate. TEXTRON shall have received a signed certificate of the Borrower's duly elected Chief Financial Officer or such other officer of Borrower acceptable to TEXTRON, concerning the solvency and financial condition of Borrower, on TEXTRON's standard form;

(o) Blocked Account. Any Blocked Account required by TEXTRON shall have been established to the satisfaction of TEXTRON in its Permitted Discretion;

(p) Environmental Assessment. If required by TEXTRON, Borrower shall have caused a Phase I Environmental Assessment to be conducted on the property or properties owned or occupied by Borrower, all at Borrower's own expense and the results of such assessment(s) shall have been in form and substance satisfactory to TEXTRON in its Permitted Discretion. Such assessment(s) shall have included, in TEXTRON's Permitted Discretion, core samplings, and shall have been conducted by an environmental engineer acceptable to TEXTRON;

(q) Environmental Certificate. TEXTRON shall have received an Environmental Certificate from Borrower, in form and substance satisfactory to TEXTRON in its Permitted Discretion, with respect to all locations of Collateral;

(r) ADA Compliance. If necessary, as of the Closing Date, Borrower shall be in compliance with the Americans with Disabilities Act of 1990, as amended ("ADA"), or, if any renovations of Borrower's facilities or modifications of Borrower's employment practices shall be required to bring them into compliance with the ADA, review and approval by TEXTRON of Borrower's proposed plan to come into such compliance. Borrower shall deliver representations and warranties to TEXTRON concerning Borrower's compliance with the ADA, and no evidence shall have come to the attention of TEXTRON indicating that Borrower is not in compliance with the ADA (except


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to the extent that TEXTRON has reviewed and approved Borrower's plan to come into compliance).

(s) Minimum Excess Availability. If required by TEXTRON, Borrower shall have Excess Availability under the Revolving Credit Loans facility of not less than the amount specified in the Schedule, after giving effect to the initial advance hereunder and after giving effect to any applicable Loan Reserves against borrowing availability under the Revolving Credit Loans.

(t) Schedule Conditions. Borrower shall have complied with all additional conditions precedent as set forth in the Schedule.

(u) Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed or recorded and shall be in form and substance satisfactory to TEXTRON and its counsel.

4.2 Subsequent Advances. The obligation of TEXTRON to make any advance shall be subject to the further conditions precedent that, on and as of the date of such advance: (i) the representations and warranties of Borrower set forth in this Agreement shall be accurate, before and after giving effect to such advance or issuance and to the application of any proceeds thereof; (ii) no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred and is continuing, or would result from such advance or issuance or from the application of any proceeds thereof;
(iii) no material adverse change has occurred in the Borrower's business, operations, financial condition, or assets or in the prospect of repayment of the Obligations; and (iv) TEXTRON shall have received such other approvals, opinions or documents as TEXTRON shall reasonably request.

5. REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants that:

5.1 Due Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the State set forth on the Schedule, is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary in order for it to conduct its business and own its property, and has all requisite power and authority to conduct its business as presently conducted, to own its property and to execute and deliver each of the Loan Documents to which it is a party and perform all of its Obligations thereunder and has not taken any steps to wind up, dissolve or otherwise liquidate its assets;

5.2 Other Names. Borrower has not, during the preceding five (5) years, been known by or used any other corporate or fictitious name except as set forth in the Schedule, nor has Borrower been the surviving entity of a merger or consolidation or acquired all or substantially all of the assets of any person during such time, except as set forth in the Schedule;

5.3 Due Authorization. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been authorized by all necessary corporate action and do not and shall not constitute a violation of any applicable law or of Borrower's Articles or Certificate of Incorporation or By-Laws or any other document, agreement or instrument to which Borrower is a party or by which Borrower or its assets are bound;

5.4 Binding Obligation. Each of the Loan Documents to which Borrower is a party is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms;

5.5 Intangible Property. Borrower possesses adequate Trademarks, Copyrights, Licenses and Patents for the present and planned future conduct of its business without any known conflict with the rights of others, and each is valid and has been duly registered or filed with the appropriate governmental or regulatory authorities; and each is valid and has been duly registered or filed with the appropriate governmental or regulatory authorities; each of Borrower's patents, patent applications, copyrights, Internet domain names, trademarks and trademark applications which have been registered or filed with any governmental or regulatory authority (including the U.S. Patent and Trademark Office, U.S. Copyright Office and the Library of Congress) are listed by name, date and filing number in the Schedule;

5.6 Capital. Borrower has capital sufficient to conduct its business, is able to pay its debts as they mature and owns property having a fair salable value greater than the amount required to pay all of its debts (including contingent debts);

5.7 Material Litigation. Borrower has no pending or overtly threatened litigation, actions or proceedings which would materially and adversely affect its business, assets, operations, prospects or condition, financial or otherwise, or the Collateral or any of TEXTRONS's interests therein;

5.8 Title; Security Interests of TEXTRON. Borrower has good, indefeasible and merchantable title to the Collateral, and TEXTRON has, by virtue of the security interest granted to TEXTRON under the Original Agreement and this Agreement and the prior perfection thereof, valid and perfected first priority liens in and to the Collateral, subject only to Permitted Encumbrances;

5.9 Restrictive Agreements; Labor Contracts. Borrower is not a party or subject to any contract or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting its business, assets, operations, prospects or condition, financial or otherwise, or which restricts its right or ability to incur Indebtedness, and it is not party to any labor dispute. In addition, no labor contract is scheduled to expire during the Term of this Agreement, except as disclosed to TEXTRON in writing prior to the date hereof;

5.10 Laws. Borrower is not in violation of any applicable statute, regulation, ordinance or any order of any court, tribunal or governmental agency, in any respect materially and adversely affecting the Collateral or its business, assets, operations, prospects or condition, financial or otherwise;

5.11 Consents. Borrower has obtained or caused to be obtained or issued any required consent of a governmental agency or other Person in connection with the financing contemplated hereby;

5.12 Defaults. Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which it is a party or by which it or its assets are bound (including but not limited to this Agreement), nor has any event occurred which, with the giving of notice or the lapse of time, or both, would cause such a default;

5.13 Financial Condition. The Prepared Financials fairly present Borrower's financial condition and results of operations and those of such other Persons described therein as of the date thereof in accordance with GAAP; there are no material omissions from the Prepared Financials or other facts or circumstances not reflected in the Prepared Financials; and there has been no material and adverse change in such financial condition or operations since the date of the initial Prepared Financials delivered to TEXTRON hereunder;

5.14 ERISA. None of Borrower, any ERISA Affiliate, or any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a) or any of the published


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interpretations thereunder, nor has Borrower or any ERISA Affiliate received any notice to such effect. No notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, nor has any Plan been terminated under ERISA. The PBGC has not instituted proceedings to terminate, or appointed a trustee to administer, a Plan. No lien upon the assets of Borrower has arisen with respect to a Plan. No prohibited transaction or Reportable Event has occurred with respect to a Plan. Neither Borrower nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Borrower and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived;

5.15 Taxes. Borrower has filed all tax returns and such other reports as it is required by law to file and has paid or made adequate provision for the payment on or prior to the date when due of all taxes, assessments and similar charges that are due and payable;

5.16 Locations; Federal Tax ID No. Borrower's chief executive office and the offices and locations where it keeps the Collateral (except for Inventory in transit) are at the locations set forth in the Schedule, except to the extent that such locations may have been changed after notice to TEXTRON in accordance with Section 6.4; Borrower's federal tax identification number is as shown in the Schedule;

5.17 Business Relationships. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially and adversely affect Borrower or prevent Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted; and

5.18 Reaffirmations. Each request for a loan made by Borrower pursuant to this Agreement shall constitute (i) an automatic representation and warranty by Borrower to TEXTRON that there does not then exist any Event of Default and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents.

6. COVENANTS.

6.1 Affirmative Covenants: Borrower covenants that, so long as any Obligation remains outstanding and this Agreement is in effect, it shall:

6.1.1 Taxes. File all tax returns and pay or make adequate provision for the payment of all taxes, assessments and other charges on or prior to the date when due;

6.1.2 Notice of Litigation. Promptly notify TEXTRON in writing of any litigation, suit or administrative proceeding which may materially and adversely affect the Collateral or Borrower's business, assets, operations, prospects or condition, financial or otherwise, whether or not the claim is covered by insurance;

6.1.3 ERISA. Notify TEXTRON in writing (i) promptly upon the occurrence of any event described in Paragraph 4043 of ERISA, other than a termination, partial termination or merger of a Plan or a transfer of a Plan's assets and (ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets;

6.1.4 Change in Location. Notify TEXTRON in writing forty-five (45) days prior to any change in the location of Borrower's chief executive office or the location of any Collateral, or Borrower's opening or closing of any other place of business;

6.1.5 Corporate Existence. Maintain its corporate existence and its qualification to do business and good standing in all states necessary for the conduct of its business and the ownership of its property and maintain adequate assets, Trademarks, Copyrights, Licenses and Patents for the conduct of its business;

6.6 Labor Disputes. Promptly notify TEXTRON in writing of any material labor dispute to which Borrower is or may become subject and the expiration of any labor contract to which Borrower is a party or bound;

6.1.7 Violations of Law. Promptly notify TEXTRON in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to Borrower which may materially and adversely affect the Collateral or Borrower's business, assets, prospects, operations or condition, financial or otherwise;

6.1.8 Defaults. Notify TEXTRON in writing within five (5) Business Days of the occurrence of Borrower's default under any note, indenture, loan agreement, mortgage, lease or other agreement to which Borrower is a party or by which Borrower is bound, or of any other default under any Indebtedness of Borrower;

6.1.9 Capital Expenditures. Promptly notify TEXTRON in writing of the making of any Capital Expenditure materially affecting Borrower's business, assets, prospects, operations or condition, financial or otherwise, except to the extent permitted in the Schedule;

6.1.10 Books and Records. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP, reflecting all of its financial transactions;

6.1.11 Leases; Warehouse Agreements. Provide TEXTRON with (i) copies of all agreements between Borrower and any landlord or warehouseman which owns any premises at which any Collateral may, from time to time, be located, and (ii) without limiting the landlord and mortgagee waivers to be provided pursuant to
Section 4.1(j) hereof, landlord and mortgagee waivers in form acceptable to TEXTRON with respect to all locations where any Collateral is hereafter located;

6.1.12 Additional Documents. At TEXTRON's request, promptly execute or cause to be executed and delivered to TEXTRON any and all documents, instruments or agreements deemed necessary by TEXTRON to facilitate the collection of the Obligations or the Collateral or otherwise to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Receivables with a face value in excess of the amount set forth in the Schedule arises out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify TEXTRON of such fact in writing and shall execute any instruments and take any other action required or requested by TEXTRON to comply with the provisions of the Federal Assignment of Claims Act;

6.1.13 Financial Covenants. Comply with the financial covenants set forth in the Schedule;

6.1.14 Issuing of Credit Memoranda. Borrower shall issue credit memoranda in the ordinary course of its business no later than the number of Business Days referenced in the Schedule after: (i)


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Borrower's receipt of returned goods or merchandise; or (ii) any account debtor shall become entitled to a credit from Borrower under any other circumstances;
and

6.1.15 Other Covenants. Borrower shall comply with any other covenants set forth in the Schedule.

6.2 Negative Covenants: Without TEXTRON's prior written consent, which consent TEXTRON may withhold in its Permitted Discretion, so long as any Obligation remains outstanding and this Agreement is in effect, Borrower shall not:

6.2.1 Mergers. Merge or consolidate with or acquire any other Person (in which case TEXTRON's consent shall not be unreasonably withheld), or make any other material change in its capital structure or in its business or operations which might materially adversely affect the repayment of the Obligations;

6.2.2 Loans. Make advances, loans or extensions of credit to, or invest in, any Person except as set forth in the Schedule for intercompany loans between Borrowers; or

6.2.3 Dividends. Declare or pay cash dividends upon any of its stock or distribute any of its property or redeem, retire, purchase or acquire directly or indirectly any of its stock except for Dividends on the Series A preferred stock issued or to be issued pursuant to the Pequot Purchase Agreement so long as no Event of Default under this Agreement has occurred and is continuing, provided that the foregoing shall not prohibit the payment of dividends solely in the form of capital stock of the Borrowers;

6.2.4 Adverse Transactions. Enter into any transaction which materially and adversely affects the Collateral or its ability to repay the Obligations in full as and when due;

6.2.5 Indebtedness of Others. Become directly or contingently liable for the Indebtedness of any Person, except by endorsement of instruments for deposit; and except for the existing guarantees made by Borrower prior to the date hereof, if any, which are set forth in the Schedule

6.2.6 Repurchase. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or any other repurchase or return basis;

6.2.7 Name. Use any corporate or fictitious name other than its corporate name as set forth in its Articles or Certificate of Incorporation on the date hereof or as set forth in the Schedule;

6.2.8 Prepayment. Prepay any Indebtedness other than trade payables and other than the Obligations;

6.2.9 Compensation; Intentionally left blank

6.2.10 Capital Expenditure. Make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower in any fiscal year would exceed the amount set forth in the Schedule;

6.2.11 Indebtedness. Create, incur, assume or permit to exist any Indebtedness (including Indebtedness in connection with Capital Leases) in excess of the amount set forth in the Schedule, other than (i) the Obligations, (ii) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business, and (iii) other Indebtedness existing on the date of this Agreement and reflected in the Prepared Financials (except Indebtedness paid on the date of this Agreement from proceeds of the initial advances hereunder) and (iv) Subordinated Debt;

6.2.12 Affiliate Transactions. Except as set forth below, sell, transfer, distribute or pay any money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or Indebtedness, or any property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends or other obligations of any Affiliate. Notwithstanding the foregoing, if no Event of Default has occurred, Borrower may engage in transactions with Affiliates in the normal course of business, in amounts and upon terms which are fully disclosed to TEXTRON and which are no less favorable to Borrower than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate;

6.2.13 Nature of Business. Enter into any new business or make any material change in any of Borrower's business objectives, purposes or operations;

6.2.14 TEXTRON's Name. Use the name of TEXTRON in connection with any of Borrower's business or activities, except in connection with internal business matters or as required in dealings with governmental agencies and financial institutions or with trade creditors of Borrower, solely for credit reference purposes; or

6.2.15 Margin Security. Engage (and has not in the past engaged) principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G or Regulation U issued by the Board of Governors of the Federal Reserve System); use any proceeds of any Loan or other advance to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or in any manner which might cause such Loan or other advance or the application of such proceeds to violate (or require any regulatory filing under) Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System, in each case as in effect on the date or dates of such Loan or other advance and such use of proceeds; or use any proceeds of any Loan or other advance to acquire any security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934; or

6.2.16 Real Property. Purchase or acquire any real property without TEXTRON's prior written consent, a condition of which consent shall include delivery of appropriate environmental reports and analysis, in form and substance satisfactory to TEXTRON and its counsel.

6.2.17 Liens. Create, incur, assume or suffer to exist any lien upon any of its Property, whether now owned or hereafter acquired, except Permitted Encumbrances.

6.2.18 Change in Fiscal Year; Auditors. Change or permit any subsidiary to change the commencement or ending date of its fiscal year or retain the independent public auditors for purposes of preparing the Borrower's audited financial statements which are different than those retained by Borrower and its subsidiaries at the time of the Closing Date, in each case, without receiving the prior written consent of TEXTRON; or

6.2.19 Issuance of Stock. Borrower shall not issue or permit any subsidiary to issue any capital stock after the Closing Date without the prior written approval of TEXTRON, except for issuances of stock that is subordinate in right of payment to the Obligation, including those (a) contemplated by the Pequot Purchase Agreement, and (b) pursuant to Borrower's various stock plans,.

7. DEFAULT AND REMEDIES.

7.1 Events of Default. Any one or more of the following events shall constitute an Event of Default under this Agreement:


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(a) Borrower fails to pay when due and payable any portion of the Obligations at stated maturity, upon acceleration or otherwise;

(b) Borrower or any other Loan Party fails or neglects to perform, keep, or observe in any material respect any term, provision, condition, covenant or agreement contained in any Loan Document to which Borrower or such other Loan Party is a party;

(c) Any material adverse change occurs in Borrower's business, assets, operations, prospects or condition, financial or otherwise;

(d) The prospect of repayment of any portion of the Obligations or the value or priority of TEXTRON's security interest in the Collateral is materially impaired;

(e) Any material portion of Borrower's assets is seized, attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer unless such action is stayed and such attachment is dismissed within thirty (30) days;

(f) Borrower shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of Borrower;

(g) Any bankruptcy or other insolvency proceeding is commenced by Borrower, or any such proceeding is commenced against Borrower and remains undischarged or unstayed for forty-five (45) days;

(h) Any notice of lien, levy or assessment in an aggregate amount is filed of record with respect to any of Borrower's assets;

(i) Any judgments are entered against Borrower in an aggregate amount exceeding the amount set forth in the Schedule unless each such judgment is stayed and each such judgment is dismissed within thirty (30) days;

(j) Any default shall occur under (i) any material agreement between Borrower and any third party including, without limitation, any default which would result in a right by such third party to accelerate the maturity of any Indebtedness of Borrower to such third party; or (ii) any Subordinated Debt;

(k) Any representation or warranty made or deemed to be made by Borrower, any Affiliate or any other Loan Party in any Loan Document or any other statement, document or report made or delivered to TEXTRON in connection therewith shall prove to have been misleading in any material respect;

(l) Any Prohibited Transaction or Reportable Event shall occur with respect to a Plan which could have a material adverse effect on the financial condition of Borrower; any lien upon the assets of Borrower in connection with any Plan shall arise; Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; or

(m) If any of the Loans are guaranteed: (i) any Guarantor revokes, terminates or attempts to revoke or terminate its guaranty or any security therefor, or becomes subject to any bankruptcy or other insolvency proceeding; (ii) any Guarantor other than an individual Guarantor, is dissolved, liquidated, merged, reorganized or terminated; or (iii) any individual Guarantor dies or becomes disabled; or

(n) Any transfer in violation of the number or percentage set forth in the Schedule of the issued and outstanding shares of common stock or other evidence of ownership of Borrower.

          NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, TEXTRON RESERVES THE RIGHT TO CEASE MAKING ANY ADVANCES OR LOANS IF AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING.

7.2 Remedies. Upon the occurrence of an Event of Default, TEXTRON may, at its option and in its Permitted Discretion and in addition to all of its other rights under the Loan Documents, terminate this Agreement and declare all of the Obligations to be immediately payable in full. TEXTRON shall also have all of its rights and remedies under applicable law, including, without limitation, the default rights and remedies of a secured party under the Code and upon the occurrence of an Event of Default Borrower hereby consents to the appointment of a receiver by TEXTRON in any action initiated by TEXTRON pursuant to this Agreement and to the jurisdiction and venue set forth in Section 9.26, and Borrower waives notice and posting of a bond in connection therewith. Further, TEXTRON may, at any time, take possession of the Collateral and keep it on Borrower's premises, at no cost to TEXTRON, or remove any part of it to such other place(s) as TEXTRON may desire, or Borrower shall, upon TEXTRON's demand, at Borrower's sole cost, assemble the Collateral and make it available to TEXTRON at a place reasonably convenient to TEXTRON. TEXTRON may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as TEXTRON deems advisable, at TEXTRON's discretion, and may, if TEXTRON deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Borrower agrees that TEXTRON has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. TEXTRON is hereby granted a license or other right to use, without charge, Borrower's Trademarks, Copyrights, Licenses and Patents or any similar property, in completing production, advertising or selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to TEXTRON's benefit. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at its address set forth in the heading to this Agreement at least five (5) days before sale or other disposition. The proceeds of sale shall be applied, first, to all attorneys fees and other expenses of sale, and second, to the Obligations in such order as TEXTRON shall elect, in its sole discretion. TEXTRON shall return any excess to Borrower and Borrower shall remain liable for any deficiency to the fullest extent permitted by law. TEXTRON shall also have the right to reduce the Total Facility amount, any portion of either borrowing base, or the advance rates, or to modify the terms and conditions upon which TEXTRON is willing to consider making advances under the Total Facility or to take additional reserves in either borrowing base for any reason.

7.3 Standards for Determining Commercial Reasonableness. Borrower and TEXTRON agree that the following conduct by TEXTRON with respect to any disposition of Collateral shall conclusively be deemed commercially reasonable (but other conduct by TEXTRON, including, but not limited to, TEXTRON's use in its sole discretion of other or different times, places and manners of noticing and conducting any disposition of Collateral shall not be deemed unreasonable): Any public or private disposition: (i) as to which on no later than the fifth calendar day prior thereto written notice thereof is mailed or personally delivered to Borrower and, with respect to any public disposition, on no later than the fifth calendar day prior thereto notice thereof describing in general


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[TEXTRON FINANCIAL LOGO]
Lending help beyond expectations.

non-specific terms, the Collateral to be disposed of is published once in a newspaper of general circulation in the county where the sale is to be conducted; (provided that no notice of any public or private disposition need be given to the Borrower if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market); (ii) which commences at any time between 8:00 a.m. and 5:00 p.m. Without limiting the generality of the foregoing, Borrower expressly agrees that, with respect to any disposition of accounts, instruments and general intangibles, it shall be commercially reasonable for TEXTRON to direct any prospective purchaser thereof to ascertain directly from Borrower any and all information concerning the same, including, but not limited to, the terms of payment, aging and delinquency, if any, the financial condition of any obligor or account debtor thereon or guarantor thereof, and any collateral therefor.

8. EXPENSES AND INDEMNITIES.

8.1 Expenses. Borrower covenants that, so long as any Obligation remains outstanding and this Agreement remains in effect, it shall promptly reimburse TEXTRON for all costs, fees and expenses incurred by TEXTRON in connection with the negotiation, preparation, execution, delivery, administration and enforcement of each of the Loan Documents, including, but not limited to, the attorneys' and paralegals' fees of in-house and outside counsel, expert witness fees, lien, title search and insurance fees, appraisal fees, all charges and expenses incurred in connection with any and all environmental reports and environmental remediation activities, and all other costs, expenses, taxes and filing or recording fees payable in connection with the transactions contemplated by this Agreement, including without limitation all such costs, fees and expenses as TEXTRON shall incur or for which TEXTRON shall become obligated in connection with (i) any inspection or verification of the Collateral, (ii) any proceeding relating to the Loan Documents or the Collateral, (iii) actions taken with respect to the Collateral and TEXTRON's security interest therein, including, without limitation, the defense or prosecution of any action involving TEXTRON and Borrower or any third party,
(iv) enforcement of any of TEXTRON's rights and remedies with respect to the Obligations or Collateral, and (v) consultation with TEXTRON's attorneys and participation in any workout, bankruptcy or other insolvency or other proceeding involving any Loan Party or any Affiliate, whether or not suit is filed. Borrower shall also pay all TEXTRON charges in connection with bank wire transfers, forwarding of loan proceeds, deposits of checks and other items of payment, returned checks, establishment and maintenance of lockboxes and other Blocked Accounts, and all other bank and administrative matters, in accordance with TEXTRON's schedule of bank and administrative fees and charges in effect from time to time.

8.2 Environmental Matters.

8.2.1 Definitions. The following definitions apply to the provisions of this
Section 8.2: (a) the term "Applicable Law" shall include, but shall not be limited to, all local, state and/or federal laws, rules, regulations or ordinances, whether currently in existence or hereafter enacted, which govern, to the extent applicable to the Property or to Borrower, (i) the existence, cleanup and/or remedy of contamination on real property; (ii) the protection of the environment from soil, air or water pollution, or from spilled, deposited or otherwise emplaced contamination; (iii) the emission or discharge of hazardous substances into the environment; (iv) the control of hazardous wastes; or (v) the use, generation, transport, treatment, removal or recovery of Hazardous Substances; (b) the term "Hazardous Substance" shall mean (i) any oil, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which either pose a hazard to the Property or to persons on or about the Property or cause the Property to be in violation of any Applicable Law; (ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (iii) any chemical, material or substance defined as or included in the definition of "hazardous substances," "waste," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any Applicable Law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 USC 'SS''SS' 9601 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 USC 'SS''SS' 6901 et seq.; the Hazardous Materials Transportation Act, 49 USC 'SS''SS' 1801 et seq.; the Federal Water Pollution Control Act, 33 USC
'SS''SS' 1251 et seq.; (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority which may or could pose a hazard to the health or safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property, or any other person coming upon the Property or adjacent property; and (v) any other chemical, materials or substance which may or could pose a hazard to the environment; and (c) the term "Property" shall mean all real property, wherever located, in which Borrower or any Affiliate of Borrower has any right, title or interest, whether now existing or hereafter arising, as owner.

8.2.2 Covenants and Representations.

(a) Borrower represents and warrants that there have not been during the period of Borrower's possession of any interest in the Property and, to the best of its knowledge after reasonable inquiry, there have not been at any other times, any activities on the Property involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Substances except in compliance with Applicable Law (i) under, on or in the land included in the Property, whether contained in soil, tanks, sumps, ponds, lagoons, barrels, cans or other containments, structures or equipment, (ii) incorporated in the buildings, structures or improvements included in the Property, including any building material containing asbestos, or (iii) used in connection with any operations on or in the Property.

(b) Without limiting the generality of the foregoing and to the extent not included within the scope of this Section 8.2.2, Borrower represents and warrants that it is in full compliance with Applicable Law and has received no notice from any person or any governmental agency or other entity of any violation by Borrower or its Affiliates of any Applicable Law.

(c) Borrower shall be solely responsible for and agrees to indemnify TEXTRON, protect and defend TEXTRON with counsel reasonably acceptable to TEXTRON, and hold TEXTRON harmless from and against any claims, actions, administrative proceedings, judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims), interest or losses, attorneys' fees (including any fees and expenses incurred in enforcing this indemnity), consultant fees, expert fees, and other out-of-pocket costs or expenses actually incurred by TEXTRON(collectively, the "Environmental Costs"), that may, at any time or from time to time, arise directly or indirectly from or in connection with: (i) the presence, suspected presence, release or suspected release of any Hazardous Substance whether into the air, soil, surface water or groundwater of or at the Property, or any other violation of Applicable Law, or
(ii) any breach of the foregoing representations and covenants; except to the extent any of the foregoing result from the actions of TEXTRON, its employees, agents and representatives. All Environmental Costs incurred or advanced by TEXTRON shall be deemed to be made by TEXTRON in good faith and shall constitute Obligations hereunder.


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[TEXTRON FINANCIAL LOGO]
Lending help beyond expectations.

9. MISCELLANEOUS.

9.1 Examination of Records; Financial Reporting.

(a) Examinations. TEXTRON shall at all reasonable times have full access to and the right to examine, audit, make abstracts and copies from and inspect Borrower's records, files, books of account and all other documents, instruments and agreements relating to the Collateral and the right to check, test and appraise the Collateral. Borrower shall deliver to TEXTRON any instrument necessary for TEXTRON to obtain records from any service bureau maintaining records for Borrower. All instruments and certificates prepared by Borrower showing the value of any of the Collateral shall be accompanied, upon TEXTRON's request, by copies of related purchase orders and invoices. TEXTRON may, at any time after the occurrence of an Event of Default, remove from Borrower's premises Borrower's books and records (or copies thereof) or require Borrower to deliver such books and records or copies to TEXTRON. If originals are removed, TEXTRON shall permit Borrower to make copies prior to such removal. TEXTRON may, without expense to TEXTRON, use Borrower's personnel, supplies and premises as may be reasonably necessary for examining the Collateral or for maintaining or enforcing TEXTRON's security interest.

(b) Reporting Requirements. Borrower shall furnish TEXTRON, upon request, such information and statements as TEXTRON shall request from time to time regarding Borrower's business affairs, financial condition and the results of its operations. Without limiting the generality of the foregoing, Borrower shall provide TEXTRON with:

          (i) At each advance request or at least on a weekly basis, TEXTRON's standard form collateral and loan report, together with accounts receivable certifications and notice of assignment documents on a daily basis or as described in the Schedule, together with cash receipt and revenue reports;

          (ii) and upon TEXTRON's request, copies of sales journals, cash receipt journals, and deposit slips, copies of service invoices, customer statements and credit memoranda issued, remittance advices and reports, evidence of billing and copies of shipping and delivery documents;

          (iii) within five (5) days of the date due (or earlier if available) all cost reports (interim and annual) from all Governmental Authorities or other Persons, as applicable;

          (iv) within ten (10) days after the end of each month, (1) monthly agings (aged from service date) and reconciliations of Receivables (with listings of concentrated accounts), (2) monthly agings (aged from invoice date) of accounts payable, with outstanding and held check registers, and (3) monthly perpetual inventory reports for the Inventory valued on a first in, first out basis at the lower of cost or market (in accordance with GAAP);

          (v) within thirty (30) days after the end of each month, unaudited financial statements with respect to the prior month prepared on a basis consistent with such statements prepared in prior months and otherwise in accordance with GAAP;

          (vi) within forty five (45) days after the end of each quarter, unaudited financial statement with respect to the prior quarter prepared on a basis consistent with such statements prepared in prior quarters and otherwise in accordance with GAAP;

          (vii) audited annual consolidated and consolidating financial statements, prepared in accordance with GAAP applied on a basis consistent with the most recent Prepared Financials provided to TEXTRON by Borrower, including balance sheets, income and cash flow statements, accompanied by the unqualified report thereon of independent certified public accountants acceptable to TEXTRON, together with the management letter, in the form provided to the auditors and shareholders of Borrower, as soon as available, and in any event, within ninety (90) days after the end of each of Borrower's fiscal years;

          (viii) within thirty (30) days prior to the end of each fiscal year of Borrower annual operating budgets (including income statement, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower; and

          (ix) such certificates relating to the foregoing as TEXTRON may request, including, without limitation, a quarterly certificate from the president and the chief financial officer of Borrower ("Compliance Certificate") showing Borrower's compliance with each of the financial covenants set forth in this Agreement, and stating whether any Event of Default has occurred or event which, with giving of notice or the passage of time, or both, would constitute an Event of Default, and if so, the steps being taken to prevent or cure such Event of Default, and such other certificates relating to the reporting requirements set forth in this Section 9.1 as TEXTRON shall request.. All reports or financial statements submitted by Borrower shall be in reasonable detail and shall be certified by the principal financial officer of Borrower as being complete and correct.

(c) Confidentiality. TEXTRON and Borrower shall comply with the terms of any separate confidentiality agreement that may be entered into by the parties.

(d) Guarantor's Financial Statements and Tax Returns. If any of the Loans are guaranteed, Borrower shall cause each of the Guarantors to deliver to TEXTRON such Guarantor's annual financial statement (in form acceptable to TEXTRON) and a copy of such Guarantor's federal income tax return with respect to the corresponding year, in each case on the date when such tax return is due or, if earlier, on the date when available.

9.2 Term; Termination.

(a) Term. The term of this Agreement shall be as set forth in the Schedule (the "Term"), unless earlier terminated as provided herein.

(b) Prior Notice. Each party shall have the right to terminate this Agreement at the end of the Term by giving the other party written notice not less than sixty
(60) days prior to the effective date of such termination, provided, however, that TEXTRON may terminate the Floorplan Credit Line at any time, with or without notice to Borrower, as set forth in Section 2.4 hereof.

(c) Payment in Full. Upon the effective date of termination, the Obligations shall become immediately due and payable in full in cash.

(d) Early Termination; Termination Fee. In addition to the procedure set forth in Section 9.2(b), Borrower may terminate this Agreement at any time but only upon thirty (30) days' prior written notice and prepayment of the Obligations. Upon any such early termination by Borrower (or any voluntary prepayment of any Term Loan) or any termination of this Agreement by TEXTRON upon the occurrence of an Event of Default, then, and in any such event, Borrower shall pay to TEXTRON upon the effective date of such termination a fee (the "Termination Fee") in an amount equal to the amount shown on the Schedule.

9.3 Recourse to Security; Certain Waivers. All Obligations shall be payable by Borrower as provided for herein and, in full, at the termination of this Agreement; recourse to security shall not be required


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[TEXTRON FINANCIAL LOGO]
Lending help beyond expectations.

at any time. Borrower waives presentment and protest of any instrument and notice thereof, notice of default and, to the extent permitted by applicable law, all other notices to which Borrower might otherwise be entitled.

9.4 No Waiver by TEXTRON. Neither TEXTRON's failure to exercise any right, remedy or option under this Agreement, any supplement, the Loan Documents or other agreement between TEXTRON and Borrower nor any delay by TEXTRON in exercising the same shall operate as a waiver. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in writing by TEXTRON as herein provided. No waiver by TEXTRON shall be effective unless in writing and then only to the extent stated. No waiver by TEXTRON shall affect its right to require strict performance of this Agreement. TEXTRON's rights and remedies shall be cumulative and not exclusive.

9.5 Binding on Successor and Assigns. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind TEXTRON's and Borrower's respective representatives, successors and assigns.

9.6 Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

9.7 Amendments; Assignments. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and TEXTRON. Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, any of Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Borrower hereby consents to TEXTRON's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, TEXTRON's rights, title, interests, remedies, powers and duties hereunder or thereunder. In connection therewith, TEXTRON may disclose all documents and information which TEXTRON now or hereafter may have relating to Borrower or Borrower's business. To the extent that TEXTRON assigns its rights and obligations hereunder to a third party, TEXTRON shall thereafter be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third party.

9.8 Integration. This Agreement, together with the Schedule (which is a part hereof) and the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby.

9.9 Survival. All of the representations and warranties of Borrower contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties. No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and all shall survive any such termination.

9.10 Evidence of Obligations. Each Obligation may, in TEXTRON's Permitted Discretion, be evidenced by notes or other instruments issued or made by Borrower to TEXTRON. If not so evidenced, such Obligation shall be evidenced solely by entries upon TEXTRON's books and records.

9.11 Loan Requests. Each oral or written request for a loan by any Person who purports to be any employee, officer or authorized agent of Borrower shall be made to TEXTRON on or prior to 11:00 a.m., Pennsylvania time, on the Business Day on which the proceeds thereof are requested to be paid to Borrower and shall be conclusively presumed to be made by a Person authorized by Borrower to do so and the crediting of a loan to Borrower's operating account shall conclusively establish Borrower's obligation to repay such loan. Unless and until Borrower otherwise directs TEXTRON in writing, all loans shall be wired to Borrower's operating account set forth on the Schedule.

9.12 Notices. Any written notice, consent or other communication provided for in this Agreement shall be delivered personally (effective upon delivery), via facsimile (effective upon confirmation of transmission), via overnight courier (effective the next business day after dispatch if instructed to deliver on next business day) or via U.S. Mail (effective 3 days after ailing, postage prepaid, first class) to each party at its address(es) and/or facsimile number(s) set forth below its signature, or to such other address as either party shall specify to the other in writing from time to time.

9.13 Brokerage Fees. Borrower represents and warrants to TEXTRON that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold TEXTRON harmless against any and all such claims.

9.14 Disclosure. No representation or warranty made by Borrower in this Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to TEXTRON in writing with respect to the transactions contemplated by this Agreement which materially and adversely affects the business, assets, operations, prospects or condition (financial or otherwise), of Borrower.

9.15 Publicity. TEXTRON is hereby authorized to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

9.16 Captions. The Section titles contained in this Agreement are without substantive meaning and are not part of this Agreement.

9.17 Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its Obligations under this Agreement, any remedy at law may prove to be inadequate relief to TEXTRON. Therefore, TEXTRON, if it so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

9.18 Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

9.19 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

9.20 Time of Essence. Time is of the essence for the performance by Borrower of the Obligations set forth in this Agreement.


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[TEXTRON FINANCIAL LOGO]
Lending help beyond expectations.

9.21 Limitation of Actions. Borrower agrees that any claim or cause of action by Borrower against TEXTRON, or any of TEXTRON's directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, whether or not relating hereto or thereto, occurred, done, omitted or suffered to be done by TEXTRON, or by TEXTRON's directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of TEXTRON or any other person authorized to accept service of process on behalf of TEXTRON, within 30 days thereafter. Borrower agrees that such one-year period of time is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by a specific written agreement of TEXTRON. This provision shall survive any termination of this Loan Agreement or any other agreement.

9.22 Liability. Neither TEXTRON nor any TEXTRON Affiliate shall be liable for any indirect, special, incidental or consequential damages in connection with any breach of contract, tort or other wrong relating to this Agreement or the Obligations or the establishment, administration or collection thereof (including without limitation damages for loss of profits, business interruption, or the like), whether such damages are foreseeable or unforeseeable, even if TEXTRON has been advised of the possibility of such damages. Neither TEXTRON, nor any TEXTRON Affiliate shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the Borrower through the ordinary negligence of TEXTRON, or any TEXTRON Affiliate. "TEXTRON Affiliate" shall mean TEXTRON's directors, officers, employees, agents, attorneys or other person or entity affiliated with or representing TEXTRON.

9.23 Notice of Breach by TEXTRON. Borrower agrees to give TEXTRON written notice of (i) any action or inaction by TEXTRON or any attorney of TEXTRON in connection with any Loan Documents that may be actionable against TEXTRON or any attorney of TEXTRON or (ii) any defense to the payment of the Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law. Borrower agrees that unless such notice is fully given as promptly as possible (and in any event within thirty
(30) days) after Borrower has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action, inaction or defense, Borrower shall not assert, and Borrower shall be deemed to have waived, any claim or defense arising therefrom.

9.24 Withholding and Other Tax Liabilities: TEXTRON shall have the right to refuse to make any advances from time to time unless Borrower shall, at TEXTRON's request, have given to TEXTRON evidence, reasonably satisfactory to TEXTRON, that Borrower has properly deposited or paid, as required by law, all withholding taxes and all federal, state, city, county or other taxes due up to and including the date of the advance. Until all of Borrower's liabilities and obligations to TEXTRON have been paid in full (and notwithstanding any termination or expiration of this Agreement), TEXTRON shall be entitled to continue to hold any and all of the Collateral until Borrower has given to TEXTRON evidence, reasonably satisfactory to TEXTRON, that Borrower has properly deposited or paid, as required by law, all federal withholding taxes due up to and including the date of such expiration or termination. Copies of validated deposit slips showing payment shall likewise constitute satisfactory evidence for such purpose. In the event that any lien, assessment or tax liability against Borrower shall arise in favor of any taxing authority, whether or not notice thereof shall be filed or recorded as may be required by law, TEXTRON shall have the right (but shall not be obligated, nor shall TEXTRON hereby assume the duty) upon reasonable prior notice to Borrower to pay any such lien, assessment or tax liability by virtue of which such charge shall have arisen; provided, however, that TEXTRON shall not pay any such tax, assessment or lien if the amount, applicability or validity thereof is being contested in good faith and by appropriate proceedings by Borrower and further provided that Borrower's title to and its right to use, the Collateral are not materially adversely affected and TEXTRON's lien and priority in the Collateral are not affected, altered or impaired thereby. In order to pay any such lien, assessment or tax liability, TEXTRON shall not be obliged to wait until said lien, assessment or tax liability is filed before taking such action permitted hereby. Any sum or sums which TEXTRON shall have paid for the discharge of any such lien shall constitute an Obligation and shall be added to the Revolving Loans and shall be paid by Borrower to TEXTRON with interest thereon, upon demand, and TEXTRON shall be subrogated to all rights of such taxing authority against Borrower. TEXTRON may establish reserves against the Revolving Loans Borrowing Base for any amounts paid by TEXTRON pursuant to this paragraph or for any amounts being contested in good faith under this paragraph.

9.25 Power of Attorney. Borrower appoints TEXTRON and its designees as Borrower's attorney, with the power to endorse Borrower's name on any checks, notes, acceptances, money orders or other forms of payment or security that come into TEXTRON's possession; after the occurrence of any Event of Default, to sign Borrower's name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on assignments of Receivables, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers or account debtors; to send requests for verification of Receivables to customers or account debtors; after the occurrence of any Event of Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by TEXTRON and to open and dispose of all mail addressed to Borrower; and to do all other things TEXTRON deems necessary or desirable to carry out the terms of this Agreement. Borrower hereby ratifies and approves all acts of such attorney. Neither TEXTRON nor any of its designees shall be liable for any acts or omissions nor for any error of judgment or mistake of fact or law while acting as Borrower's attorney. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and TEXTRON's obligation to provide loans hereunder shall have terminated.

9.26 GOVERNING LAW; WAIVERS. THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ENFORCEMENT OF THE OBLIGATIONS, SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF RHODE ISLAND GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF RHODE ISLAND OR, AT THE SOLE OPTION OF TEXTRON, IN ANY OTHER COURT IN WHICH TEXTRON SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. BORROWER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER, CERTIFIED MAIL


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[TEXTRON FINANCIAL LOGO]
Lending help beyond expectations.

OR REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS SET FORTH BELOW ITS SIGNATURE HERETO AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO BORROWER'S ADDRESS.. BORROWER FURTHER WAIVES ANY RIGHT IT MAY OTHERWISE HAVE TO COLLATERALLY ATTACK ANY JUDGMENT ENTERED AGAINST IT.

9.27 MUTUAL WAIVER OF RIGHT TO JURY TRIAL. TEXTRON AND BORROWER EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT; (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN TEXTRON AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF TEXTRON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH TEXTRON OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

9.28 Lien Termination. In recognition of TEXTRON's right to have all of its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding the payment in full of the Obligations, TEXTRON shall not be required to execute or record any terminations or satisfactions of any of its liens on the Collateral unless and until Borrower has executed and delivered to TEXTRON general releases of all claims, in form and substance satisfactory to TEXTRON in its sole discretion.

9.29 Ratification of Existing Obligations. Borrower hereby ratifies and confirms all currently existing Obligations, including but not limited to outstanding loan advances of 9,005,581.60, open approvals of 471,147.57, month to date interest of 23,776.19 and month to date fees of 12,267.66 as of May 19, 2004, all of which Borrower acknowledges and agrees are owed by Borrower and otherwise valid and enforceable without offset, counterclaim, defenses or other limitation of any kind. Nothing in this Agreement or any other Loan Document shall be deemed or construed as effecting a satisfaction of any existing Obligations.


--------------------------------------------------------------------------------
Loan and Security Agreement                                        page 17 of 32

[TEXTRON FINANCIAL LOGO]
Lending help beyond expectations.

================================================================================
Executed under Seal by:

MTM TECHNOLOGIES, INC.


By: /s/ Alan Schwartz (Corporate Seal)
    -----------------
Print Name: Alan Schwartz
Title: CFO
Fed Tax ID: 13-3354896

--------------------------------------------------------------------------------

State of New York
County of New York

The foregoing instrument was acknowledged before me this 19th day of May, 2004, by Alan Schwartz of MTM Technologies, Inc. a corporation duly organized under the State of New York, on behalf of the corporation.


     /s/ Laurie A. Fausto                    LAURIE A. FAUSTO
     -------------------------------------   Notary Public, State of New York
     Title or rank:                          No. 01FA4895770
                   -----------------------   Qualified in Kings County
     Serial number, if any                   Commission Expires May 26, 2007
                          ----------------

--------------------------------------------------------------------------------

PTI CORPORATION


By: /s/ Alan Schwartz (Corporate Seal)
    -----------------
Print Name: Alan Schwartz
Title: VP
Fed Tax ID: 13-4064001

--------------------------------------------------------------------------------

State of New York
County of New York

The foregoing instrument was acknowledged before me this 19th day of May, 2004, by Alan Schwartz of PTI Corporation a corporation duly organized under the State of Delaware, on behalf of the corporation.


     /s/ Laurie A. Fausto                    LAURIE A. FAUSTO
     -------------------------------------   Notary Public, State of New York
     Title or rank:                          No. 01FA4895770
                   -----------------------   Qualified in Kings County
     Serial number, if any                   Commission Expires May 26, 2007
                          ----------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Loan and Security Agreement                                        page 18 of 32

[TEXTRON FINANCIAL LOGO]
Lending help beyond expectations.

DATA.COM RESULTS, INC.


By: /s/ Alan Schwartz (Corporate Seal)
    -----------------
Print Name: Alan Schwartz
Title: VP
Fed Tax ID: 06-1452862

--------------------------------------------------------------------------------

State of New York
County of New York

The foregoing instrument was acknowledged before me this 19th day of May, 2004, by Alan Schwartz of Data.Com Results Inc. a corporation duly organized under the State of New York, on behalf of the corporation.


     /s/ Laurie A. Fausto                    LAURIE A. FAUSTO
     -------------------------------------   Notary Public, State of New York
     Title or rank:                          No. 01FA4895770
                   -----------------------   Qualified in Kings County
     Serial number, if any                   Commission Expires May 26, 2007
                          ----------------

--------------------------------------------------------------------------------

MTM ADVANCED TECHNOLOGY, INC.


By: /s/ Alan Schwartz (Corporate Seal)
    -----------------
Print Name: Alan Schwartz
Title: VP
Fed Tax ID: 13-3362447

--------------------------------------------------------------------------------

State of New York
County of New York

The foregoing instrument was acknowledged before me this 19th day of May, 2004, by Alan Schwartz of MTM Advanced Technology, Inc. a corporation duly organized under the State of New York, on behalf of the corporation.


     /s/ Laurie A. Fausto                    LAURIE A. FAUSTO
     -------------------------------------   Notary Public, State of New York
     Title or rank:                          No. 01FA4895770
                   -----------------------   Qualified in Kings County
     Serial number, if any                   Commission Expires May 26, 2007
                          ----------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Loan and Security Agreement                                        page 19 of 32

[TEXTRON FINANCIAL LOGO]
Lending help beyond expectations.

Borrower's address for notices: 614 Corporate Way
                                Valley Cottage, NY 10989

Attn:

Facsimile:

TEXTRON FINANCIALCORPORATION


By: /s/ David M. Healy
    ----------------------
Print Name: David M. Healy
Title: AVP, Credit Mgr.

TEXTRON's address for notices:   With a copy to:
------------------------------   ---------------
Textron Financial Corporation    Textron Financial Corporation
1180 Welsh Road Suite 280        4550 North Point Parkway, Suite 400
North Wales, PA 19454            Alpharetta, GA 30022
Attn: VP Portfolio Manager       Attn: Tom Kaiser
Facsimile: (215) 412-5790        Facsimile: (770) 360-1671


--------------------------------------------------------------------------------
Loan and Security Agreement                                        page 20 of 32

[TEXTRON FINANCIAL LOGO]
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

                              Amended and Restated
                           Loan and Security Agreement

                        Borrower: MTM Technologies, Inc.
                                  PTI Corporation
                                  Data.Com Results, Inc.
                                  MTM Advanced Technology, Inc.

                               Date: May 20, 2004

                                    EXHIBIT A

                              FLOORPLAN LOAN TERMS

Manufacturer or Vendor     Invoice Due Date Terms
------------------------   ----------------------
Comaq Computer                   Net 30 days
Tech Data                        Net 45 days
Helwett Packard                  Net 30 days
Ingram Micro                     Net 45 days
Synnex                           Net 30 days
Sony                             Net 30 days
Western Digital                  Net 30 days
Dell Computer                    Net 30 days
Toshiba                          Net 30 days
Avent                            Net 30 days
Viking Components                Net 30 days
Arrow Electronics                Net 30 days
Westcon                          Net 30 days
PC Wholesale                     Net 30 days
Golden Ram                       Net 30 days
D&H Distributors                 Net 30 days
Boundless Technologies           Net 30 days
Alternative Technologies         Net 30 days
Toner Now                        Net 30 days
Metropolitan                     Net 30 days


--------------------------------------------------------------------------------
Loan and Security Agreement                                        page 21 of 32

[TEXTRON FINANCIAL LOGO]
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

                      Schedule to Amended and Restated Loan
                             and Security Agreement
                   (Revolving Credit Loan and Floorplan Loan)

Co-Borrowers:                       MTM Technologies, Inc.
              (jointly and severally, "Borrower") 614 Corporate Way
                                    Valley Cottage, NY 10989

                                    PTI Corporation

                                    614 Corporate Way
                                    Valley Cottage, NY 10989

                                    Data.Com Results, Inc.

                                    70 Inwood Business Park
                                    Rocky Hill, CT  06067

                                    MTM Advanced Technology, Inc.
                                    245 Fifth Ave.
                                    New York, NY 10016

Date: May 21, 2004
                                    ------------------------------------

This Schedule forms an integral part of the Amended and Restated Loan and Security Agreement between the above Borrower and TEXTRON Financial Corporation dated the above date, and all references herein and therein to "this Agreement" shall be deemed to refer to said Agreement and to this Schedule.

================================================================================
DEFINITIONS (SECTION 1):

          "Base Rate" means the rate of interest published in the "Money Rates" section of The Wall Street Journal as the "Prime Rate." If The Wall Street Journal listing of "Money Rates" is discontinued or substantially altered, TEXTRON may, in its Permitted Discretion, choose another index of annual interest rates for nonconsumer loans; in such event, the substitute index shall be considered the Base Rate, although it may be necessary for TEXTRON adjust the number of percentage points above or below the Base Rate in order to so that substitute index is comparable to the rate of interest under the prior index.

          "Eligible Inventory" means Inventory which TEXTRON, in its Permitted Discretion, deems Eligible Inventory, based on such considerations as TEXTRON may from time to time deem appropriate. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in


--------------------------------------------------------------------------------
Schedule to Loan and Security Agreement                            page 22 of 32

[TEXTRON FINANCIAL LOGO]
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

TEXTRON's Permitted Discretion, such Inventory (i) consists of raw materials and finished goods, in good, new and salable condition which are not obsolete or unmerchantable, and are not comprised of work in process, packaging materials or supplies; (ii) meets all standards imposed by any governmental agency or authority; (iii) conforms in all respects to the warranties and representations set forth herein; (iv) is at all times subject to TEXTRON's duly perfected, first priority security interest; (v) meets all criteria under TEXTRON's agreement with the manufacturer of such Inventory; and (vi) is situated at a location in compliance with Section 5.16 hereof.

          "Eligible Receivables" means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which TEXTRON, in its Permitted Discretion, shall deem eligible based on such considerations as TEXTRON may from time to time deem appropriate. Without limiting the foregoing, no Receivable shall qualify as an Eligible Receivable if
(i) the account debtor has failed to pay the Receivable within a period of (a) one hundred and twenty (120) days after invoice date, for purposes of calculating "Eligible Receivables" for a period of 180 days after the Closing Date and (b) ninety (90) days after invoice date, for purposes of calculating "Eligible Receivables" after 180 days after the Closing Date, as applicable, in each case to the extent of any amount remaining unpaid after such period; (ii) the account debtor has failed to pay more than the percentage specified below ("Cross-Age Percentage") of all outstanding Receivables owed by it to Borrower within one hundred and twenty (120) days after invoice date (for a period of 180 days from initial funding of the loan, at which time the period will revert to ninety (90)days) ; (iii) the account debtor is an Affiliate of Borrower; (iv) the account debtor is not the lawful and unconditional owner of the Receivable;
(v) the goods relating thereto are placed on consignment, guaranteed sale, "bill and hold," "COD" or other terms pursuant to which payment by the account debtor may be conditional; (vi) the account debtor is not located in the United States or Canada, unless the Receivable is supported by a letter of credit, credit insurance, or other form of guaranty or security, in each case in form and substance satisfactory to TEXTRON; (vii) the account debtor is the United States of America or any state, city, municipality, or other political subdivision thereof, or any department, agency or instrumentality thereof, unless the provisions of the applicable Assignment of Claims Act has been complied with;
(viii) Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (ix) the account debtor's total obligations to Borrower exceed the percentage specified below ("Concentration Limit") of all Eligible Receivables, to the extent of such excess; (x) the account debtor disputes liability or makes any claim with respect thereto (up to the amount of such liability or claim), or is subject to any insolvency or bankruptcy proceeding, or becomes insolvent, fails or goes out of a material portion of its business; (xi) the amount thereof consists of late charges or finance charges; (xii) the amount thereof consists of a credit balance more than ninety (90) days past due; (xiii) the face amount thereof exceeds the amount specified below ("Proof of Shipment Threshold"), unless accompanied by evidence of shipment of the goods relating thereto satisfactory to TEXTRON in its Permitted Discretion; (xiv) the invoice constitutes a progress billing on a project not yet completed (except for recurring periodic service billings, billed at the end of the applicable service period and except for progress billings allowed in accordance with the terms of the applicable customer service agreement), except that the final billing at such time as the matter has been completed and delivered to the customer may be deemed an Eligible Receivable; or (xiv) the amount thereof is not yet represented by an invoice or bill issued in the name of the applicable account debtor.

Cross-Age Percentage:          50%


--------------------------------------------------------------------------------
Schedule to Loan and Security Agreement                            page 23 of 32

[TEXTRON FINANCIAL LOGO]
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

Concentration Limit:           15% with the exception of the following account
                               debtors which will have a concentration limit of
                               not more than 35%: Verizon, UBS, Wyeth Labs, AI
                               Credit, Bridgeport Board of Education and St.
                               Francis Home for Children

Proof of Shipment Threshold:   $100,000 and all invoices dated the last day of
                               each month

          "Prepared Financials" means the financial statements, on a consolidated basis of MTM Technologies, Inc. at and for the nine months ended December 31, 2003 as supplemented by future audited financial statements.

================================================================================
TOTAL FACILITY (Section 2.1):

          Ten Million U.S. Dollars ($10,000,000.00)

================================================================================
LOANS (Section 2.2):

"Loans" means Revolving Credit Loans and Floorplan Loans collectively as follows:

     Revolving Credit Loans: A revolving line of credit consisting of loans against Borrower's Eligible Receivables ("Receivable Loans") and against Borrower's Eligible Inventory ("Inventory Loans") (the Receivable Loans and the Inventory Loans shall be collectively referred to as the "Revolving Credit Loans") in an aggregate outstanding principal amount not to exceed the lesser of (a) or (b) below:

          (a) Ten Million Dollars ($10,000,000) (the "Revolving Credit Limit"), less any Loan Reserves, or

          (b) an amount equal to eighty five percent (85%) of the net amount of Eligible Receivables (the "Revolving Loans Borrowing Base"); plus

     Floorplan Loans: A floorplan line of credit consisting of loans against Floorplanned Inventory ("Floorplan Loans") of Borrower in an aggregate principal amount not to exceed at any time Ten Million Dollars ($10,000,000) less the amount of any outstanding approvals given by TEXTRON to any manufacturer of Floorplanned Inventory. No individual Floorplan Loan shall exceed one hundred percent (100%) of the manufacturer's invoice price for Eligible Inventory including freight. ("Floorplan Loans Borrowing Base").

     Borrowing Base Collateral Calculation - TEXTRON will require you to maintain collateral coverage of your TFC loan balance. To the extent that the sum of: 85% of Eligible Receivables plus 100% of all verified Bridgeport Board of Education Receivables with respect to year five (5) of the Erate Program , plus St. Francis Home for Children receivables with respect to year six (6) of the Erate Program, plus, up to 80% of Eligible Inventory, plus up to three days (subject to quarterly audit results) of aggregate outstanding approvals given by Textron to any manufacturer of Floorplanned inventory, plus all cash held in a blocked account for the benefit of Textron, plus (during the 180 days following the date of this Agreement) up to $750,000 of unrestricted cash held by Borrower (provided that such unrestricted cash shall be added to this calculation


--------------------------------------------------------------------------------
Schedule to Loan and Security Agreement                            page 24 of 32

[TEXTRON FINANCIAL LOGO]
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

     if the Borrowers' total unrestricted cash at such time equals or exceeds $2 million) (the "Borrowing Base Collateral Calculation") is less than the Loan balance as of the date of the accounts receivable aging and inventory report, an immediate prepayment will be required on the Loan balance in the amount of such Overloan pursuant to the terms of Section 2.3 of the Agreement. Textron reserves the right to adjust collateral reliance rates at its sole discretion.

     In no event may the sum of the Revolving Credit Loans and Floorplan Loans (including outstanding approvals) exceed the Total Facility. If, notwithstanding such prohibition, there shall ever occur any such excess, the amount required to eliminate such excess shall be immediately prepaid by Borrower.

================================================================================
INTEREST AND FEES (SECTION 2.6 and 2.7):

     Interest Rate:

          Revolving Interest Rate. Borrower shall pay TEXTRON interest on the daily outstanding balance of Borrower's Revolving Credit Loans at a per annum rate at the Base Rate ("Revolving Interest Rate").

          Floorplan Credit Line Interest. Amounts financed under the Floorplan Credit Line shall not accrue interest until the expiration days (30) from the date of any Floorplan Loans made thereunder. Interest on any amount past due under the Floorplan Credit Line shall accrue from the due date or any extended due date at a per annum rate of six percentage points (6.0%) in excess of the Base Rate.

          Borrower shall pay TEXTRON interest on the daily outstanding balance of advances under the Floorplan Credit Line pursuant to Section 2.6 hereof for any balance paid-off and/or transferred from a prior lender, from the Closing Date until the balance is paid, at a per annum rate that would be chargeable had the advance been made under the Revolving Credit Line.

          Floating Rate. In all applications, unless a fixed interest rate is specified, the interest rate chargeable hereunder shall be increased or decreased as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective immediately. In all applications unless specified otherwise, interest charges and all other fees and charges shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to TEXTRON in arrears on the first Business Day of each month.

          Default Interest Rate on Revolving Credit Loans. Base Rate plus six percentage points (6%).

     Amount of Fees:

          Application Fee. Prior to the Closing Date, Borrower shall have paid TEXTRON an application fee of Dollars Fifteen Thousand Dollars ($15,000.00) ("Application Fee"). This fee shall be credited against the initial Examination Fee due TEXTRON, and any of TEXTRON's documented reasonable legal fees and other reasonable out-of-pocket expenses. Upon activation of the facility, the application fee less Five Thousand Dollars ($5,000.00)


--------------------------------------------------------------------------------
Schedule to Loan and Security Agreement                            page 25 of 32

[TEXTRON FINANCIAL LOGO]
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

          shall be credited towards the Facility Fee. In the event that changes have been requested to the standard loan documents, Borrower agree to reimburse TEXTRON up to a maximum of Ten Thousand Dollars ($10,000) at closing for legal costs and expenses. Any subsequent increases in the Total Facility, if and as of when approved by TEXTRON in the future in its sole discretion, shall be done without additional fees except for the case of extraordinary legal fees caused by additional loan documentation or additional fees required as a part of a loan syndication due to a subsequent increase of the Total Facility in which case the Borrower shall pay, unless otherwise agreed to by Borrower, TEXTRON's reasonable out of pocket fees and expenses in excess of $5,000.00 up to a total by the Borrower to TEXTRON of $5,000.00.

          Facility Fee: 0.20% of the amount of the total facility, which shall be earned on the closing date.

          Examination Fee. Borrower shall pay TEXTRON an examination fee equal to Two Thousand Seven Hundred and Fifty Dollars ($2,750.00) per field exam (the "Examination Fee"), to be conducted no more than quarterly so long as an Event of Default under the Agreement has not occurred and is continuing.

================================================================================
COLLECTION DAYS (SECTION 2.10(e))

     Payments made on the Borrower's Obligations to Textron in part or in full at any time hereafter, shall be credited (conditioned upon final collection) to Borrower's loan account within One (1) day after TEXTRON's receipt thereof.

================================================================================
INSURANCE (SECTION 3.4):

     Insurance required in the amount of Two Million Dollars ($2,000,000.00) but, to the extent that Inventory levels of Borrower exceed Two Million Dollars ($2,000,000.00) (on a consistent basis), the insurance shall be increased to amounts sufficient to cover the higher Inventory levels.

================================================================================
CONDITIONS OF CLOSING (SECTION 4.1):

     The obligation of TEXTRON to make the initial advance is subject to the fulfillment, to the satisfaction of TEXTRON and its counsel, of each of the following conditions, in addition to the conditions set forth in Section
     4.1 above:

          o Full loan documentation and collateral protection provisions satisfactory to TEXTRON on MTM Technologies, Inc. and subsidiaries. Documentation will be reviewed by TEXTRON's internal counsel as appropriate and by Borrower's legal counsel.

          o    First broad Lien on all corporate assets.

          o    Lockbox and Blocked Account in TEXTRON's control.

          o Background checks on executive management satisfactory to TEXTRON.


--------------------------------------------------------------------------------
Schedule to Loan and Security Agreement                            page 26 of 32

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

          o Prior to the closing date of the transaction, Borrower will provide evidence proof of the Seven Million Dollar
               ($7,000,000.00) investment from Pequot Capital Management, Inc. along with copies of all agreements.

          o On the closing date, Borrower will restrict One Million Dollars ($1,000,000.00) of cash in a blocked account in a bank and in a form approved by Textron for the benefit of TEXTRON. This amount will be included in all Borrowing Base Collateral Calculations.

          o Borrower's Opinion of Legal Counsel must contain satisfactory verification that the Borrower's obligation under the TEXTRON Agreement and all of its provisions are fully valid and enforceable in the state of New York, except as may be limited by Federal Bankruptcy Laws applicable to all creditors generally.

     Borrower shall cause the conditions precedent set forth in Section 4.1 of this Agreement and set forth above in this Schedule to be satisfied, and shall provide evidence to TEXTRON that all such conditions precedent have been satisfied, on or before the Closing Date.

================================================================================
REPRESENTATIONS (SECTION 5):

     State of Incorporation (Section 5.1):

     MTM Technologies, Inc.          New York

     PTI Corporation                 Delaware

     Data.Com Results, Inc.          New York

     MTM Advanced Technology, Inc.   New York

     States Qualified to Do Business (Section 5.1):

-------------------------------------------------------------------------------
          Company               State of Incorporation   Foreign Qualifications
-------------------------------------------------------------------------------
MTM Technologies, Inc.                 New York                   None
-------------------------------------------------------------------------------
DataCom Results, Inc.                  New York               Connecticut
-------------------------------------------------------------------------------
MTM Advanced Technology, Inc.          New York                   None
-------------------------------------------------------------------------------
PTI Corporation                        Delaware                   None
-------------------------------------------------------------------------------

     Borrower's Names (Sections 5.2 and 6.2.7):

          Prior Corporate Names:   MTM        Data.Com


--------------------------------------------------------------------------------
Schedule to Loan and Security Agreement                            page 27 of 32

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

                                   Source One Pivot
                                   MTM Advanced Technology
                                   Micros to Mainframes

          Fictitious Names:        MTM        Data.Com
                                   Source One Pivot
                                   MTM Advanced Technology
                                   Micros to Mainframes

     Trademarks, Copyrights, Licenses and Patents (Sections 1.1 and 5.5):

     Pivot Technologies - Reg. No. 2,479,202

     Pivot Technologies and Design - Reg. No. 2,444,052

     Pivot Technologies (Eye Logo) - Reg. No. 2,756,707

     System Managing Systems - Reg. No. 2,434,901

       (If registered or filed, list recording office, and name, date and filing number)

     Permitted Encumbrances (Sections 1.1 and 5.8): IBM Credit Corporation
                                                    Filings on lease equipment

     Locations (Section 5.16): 614 Corporate Way    70 Inwood Business Park
                                                    Valley Cottage, NY 10989
                                                    Rocky Hill, CT 06067
                                                    245 Fifth Ave.
                                                    New York, NY 10016

     Federal Tax ID No. (Section 5.16): MTM Technologies, Inc.        13-3354896
                                        PTI Corporation               13-4064001
                                        Data.Com Results, Inc.        06-1452862
                                        MTM Advanced Technology, Inc. 13-3362447

================================================================================
AFFIRMATIVE COVENANTS (SECTION 6.1):


--------------------------------------------------------------------------------
Schedule to Loan and Security Agreement                            page 28 of 32

[TEXTRON FINANCIAL LOGO]
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

     Government Receivables (Section 6.1.12): Face amount in excess of
                                              $50,000.00.

     Financial Covenants (Section 6.1.13) Borrower shall comply with all of the following financial covenants. Compliance shall be determined as of the end of each quarter:

--------------------------------------------------------------------------
Minimum Tangible Net Worth                      Not less than $11,000,000
--------------------------------------------------------------------------
Minimum Debt/TNW                                Equal to or less than 3:1
--------------------------------------------------------------------------
Minimum Liquidity (measured by Quick ratio)   Equal to or greater than 1:1
--------------------------------------------------------------------------
EBITDA Positive - Beg FY Q4-2005                     Greater than 0
--------------------------------------------------------------------------

     Credit Memoranda (Sections 3.6(b) and 6.1.14): Thirty (30) Business Days

Other Covenants (Section 6.1.15): The following conditions and reporting requirements are continuing pre-conditions to the funding of any advances, and are obligations and covenants of Borrower, under the Agreement.

Operational Conditions

1.   Daily review of floorplan open approvals and revolving loan balance.

2. Quarterly field Exams to be performed, with the Examination Fee to be charged to Borrower.

3.   Covenants to be monitored on a quarterly basis.

               Reporting Requirements

1. Monthly internally prepared financial statements within 30 days after each month-end, commencing with financial statements covering the July 2004 month period.

2. Quarterly CPA-Reviewed financial statements within 45 days of each quarter-end.

3. Annual projections of monthly income statements, balance sheets and cash flow statements for the following year within 30 days prior to FYE.

4. Annual CPA-Audited fiscal financial statement within 90 days after each fiscal year-end.

Collateral Reporting Requirements

1.   Monthly A/R and A/P and Inventory reports, within 10 days of month-end

2. Borrowing Base Certificates setting forth the applicable Borrowing Base Collateral Calculations will be required weekly, as well as upon each advance request.


--------------------------------------------------------------------------------
Schedule to Loan and Security Agreement                            page 29 of 32

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

================================================================================
NEGATIVE COVENANTS (SECTION 6.2):

     Permitted Advances, Loans or Extensions of Credit (Section 6.2.2): None

     Permitted Indebtedness of Others (Section 6.2.5): None

     Capital Expenditures (Sections 6.10). Borrower shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower in any fiscal year (beginning with the 2005 fiscal year) would exceed $2,000,000.00.

     Indebtedness (Section 6.2.11): None

================================================================================
DEFAULT AND REMEDIES (SECTION 7):

     Judgments (Section 7.1(i)): Five Hundred Thousand Dollars ($500,000.00)

     Stock Transfer (Section 7.1 (n)): Not applicable.

================================================================================
TERM (SECTION 9.2(a)):

     The term of this Agreement shall be one (1) year from the date hereof (the "Term"), unless earlier terminated as provided in Section 7 or 9.2 above or elsewhere in this Agreement.

================================================================================
TERMINATION FEE (Section 9.2 (d)):

     Revolving Credit Loans Termination Fee: The amount of the early termination fee will be based on the Facility Amount and the date of the early termination as follows:

     (a)   $100,000   This fee will be prorated over the one-year term.

================================================================================
DISBURSEMENT (SECTION 9.11):

     Unless and until Borrower otherwise directs TEXTRON in writing, all loans to be disbursed to Borrower directly shall be wired to Borrower's following operating account:

     The Bank of New York                    Account#: 438-3653784
     56 Lake Road West                       ABA#:     021-00018
     Congers, NY 10920

================================================================================
ADDITIONAL PROVISIONS: NONE


--------------------------------------------------------------------------------
Schedule to Loan and Security Agreement                            page 30 of 32

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

================================================================================
Executed under Seal by:

================================================================================
EXECUTED UNDER SEAL BY:

MTM TECHNOLOGIES, INC.


By: /s/ Alan Schwartz (Corporate Seal)
    -----------------
Print Name: Alan Schwartz
Title: CFO

--------------------------------------------------------------------------------

State of New York
County of New York

The foregoing instrument was acknowledged before me this 19th day of May, 2004, by Alan Schwartz of MTM Technologies, Inc. a corporation duly organized under the State of New York, on behalf of the corporation.


     /s/ Laurie A. Fausto                    LAURIE A. FAUSTO
     -------------------------------------   Notary Public, State of New York
     Title or rank:                          No. 01FA4895770
                   -----------------------   Qualified in Kings County
     Serial number, if any                   Commission Expires May 26, 2007
                          ----------------

--------------------------------------------------------------------------------

PTI CORPORATION


By: /s/ Alan Schwartz (Corporate Seal)
    -----------------
Print Name: Alan Schwartz
Title: VP

--------------------------------------------------------------------------------

State of New York
County of New York

The foregoing instrument was acknowledged before me this 19th day of May, 2004, by Alan Schwartz of PTI Corporation a corporation duly organized under the State of Delaware, on behalf of the corporation.


     /s/ Laurie A. Fausto                    LAURIE A. FAUSTO
     -------------------------------------   Notary Public, State of New York
     Title or rank:                          No. 01FA4895770
                   -----------------------   Qualified in Kings County
     Serial number, if any                   Commission Expires May 26, 2007
                          ----------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Schedule to Loan and Security Agreement                            page 31 of 32

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Lending help beyond expectations.

DATA.COM RESULTS, INC.


By: /s/ Alan Schwartz (Corporate Seal)
    -----------------
Print Name: Alan Schwartz
Title: VP

--------------------------------------------------------------------------------

State of New York
County of New York

The foregoing instrument was acknowledged before me this 19th day of May, 2004, by Alan Schwartz of Data.com Results, Inc. a corporation duly organized under the State of New York, on behalf of the corporation.


     /s/ Laurie A. Fausto                    LAURIE A. FAUSTO
     -------------------------------------   Notary Public, State of New York
     Title or rank:                          No. 01FA4895770
                   -----------------------   Qualified in Kings County
     Serial number, if any                   Commission Expires May 26, 2007
                          ----------------

--------------------------------------------------------------------------------

MTM ADVANCED TECHNOLOGY, INC.


By: /s/ Alan Schwartz (Corporate Seal)
    -----------------
Print Name: Alan Schwartz
Title: VP

--------------------------------------------------------------------------------

State of New York
County of New York

The foregoing instrument was acknowledged before me this 19th day of May, 2004, by Alan Schwartz of MTM Advanced Technology, Inc. a corporation duly organized under the State of New York, on behalf of the corporation.


     /s/ Laurie A. Fausto                    LAURIE A. FAUSTO
     -------------------------------------   Notary Public, State of New York
     Title or rank:                          No. 01FA4895770
                   -----------------------   Qualified in Kings County
     Serial number, if any                   Commission Expires May 26, 2007
                          ----------------

--------------------------------------------------------------------------------

TEXTRON Financial Corporation


By: /s/ David M. Healy
    -------------------------------
Print Name: David M. Healy
Title: AVP, Credit Mgr.


--------------------------------------------------------------------------------
Schedule to Loan and Security Agreement                            page 32 of 32

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Lending help beyond expectations.